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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE ESTÉE LAUDER COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Estée Lauder Companies Inc. 767 Fifth Avenue New York, NY 10153
Leonard A. Lauder Chairman

September 27, 2005

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders. It will be held on Thursday, November 10, 2005, at 10:00 a.m., local time, at The Essex House in New York City.

        The enclosed notice and proxy statement contain details concerning the meeting. The Board of Directors recommends a vote "FOR" all the following items of business:

  1.
  Election of four directors to serve until the 2008 Annual Meeting of Stockholders;

  2.
  Approval of the Amended and Restated Fiscal 2002 Share Incentive Plan; and

  3.
  Ratification of the Audit Committee's appointment of KPMG LLP as independent auditors for the 2006 fiscal year.

        Please sign and return your proxy card in the enclosed envelope, or vote by telephone or the internet by following the instructions on the enclosed proxy card, at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

        I look forward to seeing you at the Annual Meeting.

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

        Thursday, November 10, 2005, at 10:00 a.m., local time

Place:

  The Essex House
  Grand Salon
  160 Central Park South
  New York, New York 10019

Items of Business:

  1.
  To elect four directors to serve until the 2008 Annual Meeting of Stockholders;

  2.
  To approve the Amended and Restated Fiscal 2002 Share Incentive Plan; and

  3.
  To ratify the Audit Committee's appointment of KPMG LLP as independent auditors for the 2006 fiscal year.

        We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors
SARA E. MOSS Executive Vice President, General Counsel and Secretary

New York, New York
September 27, 2005

        YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR THE INTERNET. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON REGARDLESS OF THE METHOD BY WHICH YOU VOTED.

i

Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Options	22
Pension Plans	23
Employment Agreements	23
Compensation Committee and Stock Plan Subcommittee Report	28
Performance Graph	30
Equity Compensation Plan Information	31
APPROVAL OF THE ESTEE LAUDER COMPANIES INC. AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN (ITEM 2)	32
Background	32
Summary	33
Shares Available	33
Administration	33
Eligibility for Participation	34
Types of Benefits	34
Stock Options	34
Stock Appreciation Rights ("SARS")	35
Stock Awards	35
Performance Awards	35
Stock Units	35
Performance-Based Awards	35
Other Terms	36
Certain Federal Income Tax Consequences	37
Incentive Stock Options	38
Non-Qualified Stock Options and Stock Appreciation Rights	38
Other Awards	39
Dividend and Dividend Equivalents	40
Change in Control	40
Certain Limitations on Deductibility of Executive Compensation	40
Internal Revenue Code Section 409A	40
Other Information	40
New Plan Benefits—Amended and Restated Fiscal 2002 Share Incentive Plan	41
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 3)	42
Proxy Procedure and Expenses of Solicitation	44
Stockholder Proposals and Direct Nominations	44
Other Information	44
APPENDIX A—THE ESTÉE LAUDER COMPANIES INC. AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN	A-1

ii

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

September 27, 2005

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 10, 2005

Annual Meeting and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estée Lauder Companies Inc. (the "Company", "we" or "us"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in the Grand Salon at The Essex House, 160 Central Park South, New York, New York, on Thursday, November 10, 2005, at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

Admission to the Meeting

Admission to the meeting will require a ticket. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card, or so indicate when you vote by telephone or the internet, and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, please request a ticket by writing to the Investor Relations Department at The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership, which you can obtain from your bank, broker or other intermediary, must accompany your letter.

Who May Vote?

Only stockholders of record of shares of Class A Common Stock and Class B Common Stock at the close of business on September 16, 2005 are entitled to vote at the Annual Meeting or adjournments or postponements of the meeting. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share of Class A Common Stock so held. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share of Class B Common Stock so held. On September 16, 2005, there were 134,765,675 shares of Class A Common Stock and 86,050,901 shares of Class B Common Stock issued and outstanding.

How do I vote?

Stockholders of record may vote by mail, telephone or the internet. If you are voting by mail, please complete, sign, date and return the enclosed proxy card in a timely manner to ensure that it is received prior to the meeting. If you are voting by telephone or the internet, please follow the instructions on the proxy card.

May I change my vote?

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons submitting them by giving written notice to the Secretary of the Company at the mailing address set forth below, by submitting a later-dated proxy (either by mail, telephone or the internet) or by voting in person at the Annual Meeting. The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders, or being made available through the internet for those stockholders receiving their proxy materials electronically, is October 7, 2005.

What constitutes a quorum?

The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine a quorum.

What if a quorum is not represented at the Annual Meeting?

In the event that a quorum does not exist, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

How many votes are required to approve a proposal?

Directors (Item 1) will be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting in person or by proxy at the Annual Meeting. Under our bylaws, approval of the Amended and Restated Fiscal 2002 Share Incentive Plan (Item 2) and ratification of the appointment of KPMG LLP (Item 3) requires the affirmative vote of a majority of the votes cast "For" and "Against" each proposal by holders of Class A Common Stock and Class B Common Stock. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals for these proposals, will have the practical effect of reducing the number of "For" votes needed to approve them.

How will my shares be voted?

All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of directors to serve until the Annual Meeting of Stockholders in 2008, stockholders may vote in favor of all nominees or withhold their votes as to any or all nominees. Regarding the other proposals to be voted upon, stockholders may vote in favor of the proposal, may vote against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card or pursuant to the instructions thereon for telephone or internet voting. If no specific choices are indicated, the shares represented by a properly submitted proxy will be voted:

1.
FOR the election of all nominees as director;

2.
FOR the approval of the Amended and Restated Fiscal 2002 Share Incentive Plan; and

3.
FOR the ratification of the appointment of KPMG LLP as independent auditors.

What if my shares are held by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, such as the election of directors (Item 1) and the ratification of the appointment of KPMG LLP (Item 3). The approval of the Amended and Restated Fiscal 2002 Share Incentive Plan (Item 2), however, is considered a non-discretionary item and therefore, your broker may not vote your shares without instructions from you. If you do not provide voting instructions on a non-discretionary item, the shares will be treated as "broker non-votes." "Broker non-votes" will be included in determining the presence of a quorum at the Annual Meeting but are not counted as "For" or "Against" with respect to the vote on Item 2.

Who will count the vote?

Representatives of Mellon Investor Services LLC will tabulate the votes and act as inspectors of election.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of stockholders as of the close of business on September 16, 2005 will be available for inspection during normal business hours from October 27, 2005 through November 9, 2005, at the office of Spencer G. Smul, Vice President, Deputy General Counsel and Assistant Secretary of the Company, at 767 Fifth Avenue, New York, New York 10153.

ELECTION OF DIRECTORS
(Item 1)

Board of Directors

        Currently, the Board of Directors is comprised of twelve directors. The directors are divided into three classes, each serving for a period of three years.

        The stockholders elect one-third of the members of the Board of Directors annually. The directors whose terms will expire at the 2005 Annual Meeting of Stockholders (who are the Class III directors) are Charlene Barshefsky, Leonard A. Lauder, Ronald S. Lauder, and Marshall Rose, each of whom has been nominated to stand for re-election as a director at the 2005 Annual Meeting, to hold office until the 2008 Annual Meeting and until his or her successor is elected and qualifies. In the unanticipated event that one or more of these nominees is unable or declines to serve for any reason, the Board of Directors may reduce the number of directors or may designate a substitute nominee or nominees, in which event the persons named in the enclosed proxy will vote proxies for the election of such substitute nominee or nominees.

The Board recommends a vote FOR each nominee as a director to hold office until the 2008 Annual Meeting. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

NOMINEES FOR ELECTION TO TERM EXPIRING 2008 (CLASS III)

Charlene Barshefsky Director since 2001 Age 55	Leonard A. Lauder Director since 1958 Age 72

Ambassador Barshefsky is Senior International Partner at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP in Washington, D.C. Prior to joining the law firm, she was the United States Trade Representative from March 1997 to January 2001 and Deputy United States Trade Representative and Acting United States Trade Representative from June 1993 to March 1997. From February 2001 until July 2001, Ambassador Barshefsky was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars in Washington, D.C. Ambassador Barshefsky is a director of American Express Company, Intel Corporation and Starwood Hotels & Resorts Worldwide, Inc. She is also a director of the Council on Foreign Relations.
Ambassador Barshefsky is a member of the Nominating and Board Affairs Committee.
Mr. Lauder has been Chairman of the Board of Directors of the Company since 1995. He served as Chief Executive Officer of the Company from 1982 through 1999 and as President from 1972 until 1995. Mr. Lauder formally joined the Company in 1958 after serving as an officer in the United States Navy. Since joining the Company, he has held various positions, including executive officer positions other than those described above. He is Chairman of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of the University of Pennsylvania and a Trustee of The Aspen Institute. He served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.
Mr. Lauder is a member of the Nominating and Board Affairs Committee.

Ronald S. Lauder Director since 1988 and From 1968 to 1986 Age 61	Marshall Rose Director since 1996 Age 68

Mr. Lauder has served as Chairman of Clinique Laboratories, LLC since returning from government service in 1987 and was Chairman of Estee Lauder International, Inc. from 1987 through 2002. Mr. Lauder joined the Company in 1964 and has served in various capacities. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he was U.S. Ambassador to Austria. He is non-executive Chairman of the Board of Directors of Central European Media Enterprises Ltd. He is also Chairman of the Board of Trustees of the Museum of Modern Art.
Mr. Rose is the Chairman of the Board of The Georgetown Group, a privately held real estate development group since 1978. He is a director of One Liberty Properties Inc. Among his numerous civic activities, he is Chairman Emeritus of The New York Public Library, a director and member of the Executive Committee of Bryant Park Restoration Corporation, a director of the Graduate School and University Center of the City University of New York Foundation, and a Director of Lincoln Center.

INCUMBENT DIRECTORS – TERM EXPIRING 2006 (CLASS I)

Rose Marie Bravo Director since 2003 Age 53	Mellody Hobson Director since 2005 Age 36

Ms. Bravo is Chief Executive of Burberry Group Plc. Prior to her appointment at Burberry in 1997, Ms. Bravo was President of Saks Fifth Avenue from 1992, with responsibility for merchandising, marketing and product development. From 1974 to 1992, Ms. Bravo held a number of positions at R.H. Macy & Co., culminating as Chairman and Chief Executive Officer of the U.S. retailer, I. Magnin from 1987 to 1992. Ms. Bravo is a member of the Board of Directors of Tiffany & Co. and Burberry Group Plc.
Ms. Bravo is a member of the Compensation Committee and Stock Plan Subcommittee.
Ms. Hobson has served as the president and a director of Ariel Capital Management, LLC/Ariel Mutual Funds, a Chicago-based investment management firm, since 2000. She previously served as senior vice president and director of marketing at Ariel Capital Management, Inc. from 1994 to 2000, and as vice president of marketing at Ariel Capital Management, Inc. from 1991 to 1994. Ms. Hobson is a director of Dreamworks Animation SKG, Inc. and Tellabs, Inc. Among her numerous civic activities, Ms. Hobson is a director of the Chicago Public Library as well as its foundation, and a member of the Boards of the Field Museum, the Chicago Public Education Fund and The Sundance Institute. Ms. Hobson is a trustee of Princeton University.
Ms. Hobson is a member of the Audit Committee.

Irvine O. Hockaday, Jr. Director since 2001 Age 68	Barry S. Sternlicht Director since 2004 Age 44

Mr. Hockaday is the former President and Chief Executive Officer of Hallmark Cards, Inc. He retired in December 2001. Prior to joining Hallmark in 1983, he was President and Chief Executive Officer of Kansas City Southern Industries, Inc. Mr. Hockaday was a member of the Hallmark Board of Directors from 1978 until January 2002. He is a director of the Ford Motor Company (Senior Lead Director; Chairman of the Audit Committee since 1997), Dow Jones & Co., Inc. (member of the Audit Committee from 1990 until 1995), Sprint Nextel Corporation (Lead Independent Director since 2003; member of the Audit Committee from 1997 until 2000), Aquila, Inc. (Chairman of the Compensation Committee), and Crown Media Holdings. He is a trustee emeritus of the Aspen Institute.
Mr. Hockaday is Chairman of the Audit Committee.
Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, a private real estate investment firm he formed in 1991. From October 2004 until May 2005, he was Executive Chairman of Starwood Hotels & Resorts Worldwide, Inc., a company which he formed in 1995 and of which he was Chairman and Chief Executive Officer from 1995 until October 2004. Mr. Sternlicht is a trustee of Brown University and serves on the boards of numerous civic organizations and charities including the Committee to Encourage Corporate Philanthropy, Business Committee for the Arts, Inc., The Harvard Club, Thirteen/WNET, the Center for Christian-Jewish Understanding, Juvenile Diabetes Research Foundation International's 'National Leadership Advocacy Program', and Kids in Crisis. He also serves on the advisory boards of J.P. Morgan Chase & Co. and EuroHypo AG.
Mr. Sternlicht is a member of the Audit Committee.

INCUMBENT DIRECTORS – TERM EXPIRING 2007 (CLASS II)

Aerin Lauder Director since 2004 Age 35	William P. Lauder Director since 1996 Age 45

Ms. Lauder became Senior Vice President, Global Creative Directions for the Estée Lauder brand in July 2004. From April 2001 through June 2004 she was Vice President of Global Advertising for the brand. From 1997 through April 2001 she was Executive Director, Creative Marketing, helping to define and enhance the Estée Lauder brand image. Prior to 1997, she had been Director, Creative Product Development since 1995. Ms. Lauder joined the Company in 1992 as a member of the Prescriptives marketing team. She is a member of the Junior Associates of the Museum of Modern Art, The Metropolitan Museum of Art's Costume Institute Visiting Committee, the Board of Trustees of Thirteen/WNET and the Advisory Board of the New York Botanical Garden.
Mr. Lauder became President and Chief Executive Officer of the Company in July 2004. From January 2003 through June 2004, he was Chief Operating Officer. From July 2001 through 2002, he was Group President responsible for the worldwide business of Clinique and Origins and the Company's retail store and on-line operations. From 1998 to 2001, he was President of Clinique Laboratories, Inc. Prior to 1998, he was President of Origins Natural Resources Inc., and he had been the senior officer of that division since its inception in 1990. Prior thereto, he served in various positions since joining the Company in 1986. He is a member of the Boards of Trustees of The University of Pennsylvania and The Trinity School in New York City and the Boards of Directors of the Fresh Air Fund, the 92nd Street Y, Survivors of the SHOAH Visual History Foundation and the Partnership for New York City. He also is a member of the Board of True Temper Sports, Inc.

Richard D. Parsons Director since 1999 Age 57	Lynn Forester de Rothschild Director since 2000 Age 51

Mr. Parsons is Chairman (since May 2003) and Chief Executive Officer (since May 2002) of Time Warner Inc. From January 2001 until May 2002, he was Co-Chief Operating Officer of AOL Time Warner. From 1995 until the merger with America On-Line Inc., he was President of Time Warner Inc. From 1990 through 1994, he was Chairman and Chief Executive Officer of Dime Bancorp, Inc. Mr. Parsons is a director of Time Warner, Inc. and Citigroup, Inc. Among his numerous community activities, he is Chairman of the Apollo Theatre Foundation, and serves on the boards of the Colonial Williamsburg Foundation and the Museum of Modern Art. He is also a trustee of Howard University.
Mr. Parsons is Chairman of the Compensation Committee and a member of the Nominating and Board Affairs Committee.
Lady de Rothschild is Founder and Chief Executive Officer of ELR Holdings, LLC, a private company, since June 2002. From 1990 to 2002, Lady de Rothschild was President and Chief Executive Officer of FirstMark Holdings, Inc., which owned and managed various telecommunications companies. She was Executive Vice President for Development at Metromedia Telecommunications, Inc. from 1984 to 1989. Prior thereto, she was a corporate associate at the law firm of Simpson, Thacher and Bartlett from 1980. Lady de Rothschild is a director of The Economist Newspaper Limited (member of the Audit Committee). She is also a trustee of the American Fund for the Tate Gallery, the Outward Bound Trust (UK), The Old Vic Theatre Trust and the Alfred Herrhausen Society for International Dialogue (Deutsche Bank). Lady de Rothschild is a member of the Council on Foreign Relations and the Foreign Policy Association, and she served as a member of the National Information Infrastructure Advisory Committee and the Secretary of Energy Advisory Board under President Clinton.
Lady de Rothschild is Chairman of the Nominating and Board Affairs Committee and is a member of the Compensation Committee and the Stock Plan Subcommittee.

Ownership of Shares

        The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 16, 2005 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each of the Company's directors or nominees, (iii) each of the current or former executive officers whose names appear in the summary compensation table, and (iv) all directors and executive officers as a group. Except as set forth in the notes to the table, the business address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. As described in the notes to the table, certain named individuals share voting and/or investment power with respect to certain shares of common stock. Consequently, such shares are shown as beneficially owned by more than one person.

	Class A Common Stock (1)				Class B Common Stock		Voting Power ‡
Directors, Executive Officers and 5% Stockholders	Number	Stock Units (2)	Shares Underlying Exercisable Options (#)	% †	Number	%	%
Leonard A. Lauder (3)(4)	8,788,471	—	3,125,000	8.6	42,745,760	49.7	43.8
Ronald S. Lauder (3)(5)	364,755	—	1,000,000	1.0	14,221,421	16.5	14.3
William P. Lauder (3)(6)	1,955,122	—	578,666	1.9	6,221,254	7.2	6.4
Gary M. Lauder (3)(7)	913,822	—	—	0.7	3,852,086	4.5	4.0
Aerin Lauder (8)	—	—	12,933	*	750,000	0.9	0.8
Joel S. Ehrenkranz, as trustee (3)(9)	736,882	—	—	0.5	3,829,216	4.4	3.9
Richard D. Parsons, individually and as trustee (3)(10)	502,221	597	33,725	0.4	16,921,020	19.7	17.1
Ira T. Wender, as trustee (3)(11)	—	—	—	—	40,220	*	*
Prudential Financial Inc. (12)	7,623,947	—	—	5.7	—	—	0.8
Charlene Barshefsky (13)	2,000	690	26,717	*	—	—	*
Rose Marie Bravo (14)	2,000	597	12,027	*	—	—	*
Mellody Hobson (15)	2,000	1,492	0	*	—	—	*
Irvine O. Hockaday, Jr. (16)	3,000	15,850	22,325	*	—	—	*
Marshall Rose (17)	20,449	15,186	26,673	*	—	—	*
Lynn Forester de Rothschild (18)	2,000	12,249	27,052	*	—	—	*
Barry S. Sternlicht (19)	45,000	2,402	6,692	*	—	—	*
Daniel J. Brestle (20)	5,367	—	565,333	0.4	—	—	*
Patrick Bousquet-Chavanne (21)	1,322	—	332,333	0.2	—	—	*
Philip Shearer (22)	—	—	165,333	0.1	—	—	*
All directors and executive officers as a group (23 persons) (23)	10,555,691	49,063	6,628,339	12.2	80,819,235	93.9	82.3

†
Percentage of Class A Common Stock includes shares owned and shares underlying stock units and exercisable options, regardless of whether such options were in-the-money on September 16, 2005.

‡
Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially by such person or persons on September 16, 2005. Excludes stock options and stock units.

*
Less than 0.1%.

(1)
Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined below). The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion right.

(2)
The stock units beneficially owned by Ms. Hobson, and Mr. Sternlicht and certain of those beneficially owned by Mr. Hockaday, Lady de Rothschild and Mr. Rose are to be paid out in cash and represent a deferral of retainers and meeting fees. The remaining stock units beneficially owned by Mr. Hockaday, Lady de Rothschild and Mr. Rose and the stock units owned by Ambassador Barshefsky, Ms. Bravo and Mr. Parsons represent the stock portion of their annual retainers plus dividend equivalents. Such units will be settled in shares of Class A Common Stock. Amounts are rounded to the nearest whole unit. See note (10) notes (13) through (19).

(3)
Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, Gary M. Lauder, each individually and as trustees of various trusts, Ira T. Wender, as trustee, Joel S. Ehrenkranz, as trustee, and Richard D. Parsons, as trustee, are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his or the trust's shares for the election of Leonard A. Lauder, Ronald S. Lauder and their respective designees as directors of the Company. See notes (4) and (5) for certain exceptions. For purposes of the table, shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4)
Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows: 5,369,169 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power (including 644,986 shares of Class A Common Stock which are owed to Leonard A. Lauder by Ronald S. Lauder; such loan is secured by a pledge of 644,986 shares of Class B Common Stock); 3,029,302 shares of Class A Common Stock and 42,705,540 shares of Class B Common Stock as the majority stockholder of the sole general partner of a limited partnership and with respect to which he has sole voting and investment power; 40,220 shares of Class B Common Stock as co-trustee of The Estée Lauder 2002 Trust with respect to which he shares voting power with Ronald S. Lauder, as co-trustee, and investment power with Ronald S. Lauder and Ira T. Wender, as co-trustees; and 390,000 shares of Class A Common Stock owned by Evelyn H. Lauder. Shares owned by Evelyn H. Lauder and The Lauder Foundation are not subject to the Stockholders' Agreement. Leonard A. Lauder disclaims beneficial ownership of the shares of Class A Common Stock owned by Evelyn H. Lauder. Exercisable options include options with respect to 125,000 shares granted to Evelyn H. Lauder.

(5)
Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows: 57,553 shares of Class A Common Stock and 14,178,019 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 3,182 shares of Class A Common Stock and 3,182 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; 40,220 shares of Class B Common Stock as co-trustee of The Estée Lauder 2002 Trust with respect to which he shares voting power with Leonard A. Lauder, as co-trustee, and with respect to which he shares investment power with Leonard A. Lauder and Ira T. Wender, as co-trustees; 36,457 shares of Class A Common Stock as a Director of the Ronald S. Lauder Foundation with respect to which he shares voting and investment power; 150,306 shares of Class A Common Stock as a Director of the Neue Galerie New York and with respect to which he shares voting and investment power; and 117,257 shares of Class A Common Stock as a Director of The Jewish Renaissance Foundation with respect to which he shares voting and investment power. Shares owned by Neue Galerie New York and The Jewish Renaissance Foundation are not subject to the Stockholders' Agreement. Ronald S. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children, the Ronald S. Lauder Foundation, Neue Galerie New York and The

  Jewish Renaissance Foundation. Ronald S. Lauder borrowed shares of Class A Common Stock from certain Family Controlled Trusts (as defined below) and Leonard A. Lauder, which he sold in the Company's initial public offering. Ronald S. Lauder is obligated to repay the outstanding loans, which in the aggregate are currently in respect of 1,144,986 shares of Class A Common Stock, by delivering to the lending Family Controlled Trusts and Leonard A. Lauder shares equal in number to the borrowed shares. This obligation is secured by pledges of 1,144,986 shares of Class B Common Stock owned by Ronald S. Lauder as to which he has sole voting power and shares investment power with the respective pledgees. 13,398,033 shares of Class B Common Stock are pledged by Mr. Lauder to secure loans under a loan facility with a group of banks.

(6)
Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows: 1,218,240 shares of Class A Common Stock and 2,392,038 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Joel Ehrenkranz, as co-trustees; and 368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust established by Leonard A. Lauder for the benefit of Gary M. Lauder and others with respect to which he shares voting power with Gary M. Lauder and Joel S. Ehrenkranz, as co-trustees. William P. Lauder disclaims beneficial ownership of shares held by the two trusts to the extent he does not have a pecuniary interest in such shares. William P. Lauder also has options with respect to 501,334 shares of Class A Common Stock granted to him pursuant to the Company's share incentive plans that are not yet exercisable. Also excludes stock options with respect to 150,000 shares of Class A Common Stock, performance share unit awards with a target payout of 28,993 shares and restricted stock units in respect of 28,993 shares which were granted to Mr. W. Lauder by the Stock Plan Subcommittee on September 26, 2005.

(7)
Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows: 8,252 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 163,454 shares of Class A Common Stock as sole trustee of the Gary M. Lauder 2000 Revocable Trust as to which he has sole voting and investment power; 368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Joel Ehrenkranz, as co- trustees; 368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust established by Leonard A. Lauder for the benefit of William P. Lauder and others with respect to which he shares voting power with William P. Lauder and Joel S. Ehrenkranz, as co-trustees; and 5,234 shares of Class A Common Stock and 22,870 shares of Class B Common Stock as custodian for his nieces. Mr. Lauder disclaims beneficial ownership of the shares held by him as custodian and of the shares held by the two trusts to the extent he does not have a pecuniary interest in such shares. Gary M. Lauder's business address is ICTV Inc., 14600 Winchester Boulevard, Los Gatos, California 95030.

(8)
Excludes stock options with respect to 10,067 shares of Class A Common Stock granted to Ms. Lauder under the Company's Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan that are not yet exercisable. Richard D. Parsons is Trustee of certain trusts for the benefit of Ms. Lauder and her family that hold shares of Class A Common Stock and Class B Common Stock. See Note 10.

(9)
Includes shares owned beneficially or deemed to be owned beneficially by Joel S. Ehrenkranz as follows: 368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a grantor retained annuity trust established by William P. Lauder and with respect to which he shares investment power with William P. Lauder and Gary M. Lauder, as co-trustee; and 368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a grantor retained annuity trust established by Gary M. Lauder with respect to which he shares voting power with Gary M. Lauder and William P. Lauder, as co-trustees. Mr. Ehrenkranz disclaims beneficial ownership of all such shares. Mr. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152.

(10)
Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows: 2,221 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 1,250,000 shares of Class A Common Stock and 16,701,020 shares of Class B Common Stock as trustee of trusts for the benefit of Aerin Lauder and Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power; and 220,000 shares of Class B Common Stock as co-trustee of a grantor retained annuity trust for the benefit of Aerin Lauder and her children and with respect to which he shares voting and investment power with The Rockefeller Trust Company (Delaware), as co-trustee. Mr. Parsons disclaims beneficial ownership of all such shares, other than those owned by him directly. 2,500,000 shares of Class A Common Stock owned by trusts for the benefit of Aerin Lauder and Jane Lauder represent shares owed to the trusts by Ronald S. Lauder to secure repayment of stock loans made to Mr. Lauder. Such loans, which were made to Mr. Lauder at the time of the Company's initial public offering, are secured by a pledge of 2,500,000 shares of Class B Common Stock. Options in respect of 28,725 shares of Class A Common Stock are exercisable and the rest become exercisable on November 5, 2005. Mr. Parson's business address is 1 Time Warner Center, New York, New York 10019. The Rockefeller Trust Company (Delaware) is located at 1201 Market Street, Suite 1604, Wilmington, Delaware 19801.

(11)
Mr. Wender is co-trustee of The Estée Lauder 2002 Trust which owns 40,220 shares of Class B Common Stock. He shares investment power with Leonard A. Lauder and Ronald S. Lauder. Mr. Wender disclaims beneficial ownership of such shares.. Mr. Wender's business address is 1133 Avenue of the Americas, New York, New York 10036.

(12)
Based on a Schedule 13G filed on February 14, 2005 by Prudential Financial Inc. ("Prudential Financial"), 751 Broad Street, Newark, NJ 07102-3777, Prudential Financial, may be deemed to be, directly or indirectly, the beneficial owner of, and may have direct or indirect voting and/or investment discretion over 7,623,947 shares of Class A Common Stock, which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. According to a separate Schedule 13G filed on February 11, 2005 by Jennison Associates LLC ("Jennison"), 466 Lexington Avenue, New York, NY 10017, the Schedule 13G filed by Prudential Financial may include 7,603,500 shares of Class A Common Stock that may be deemed to be, directly or indirectly, beneficially owned by Jennison, a 100% wholly-owned subsidiary of The Prudential Insurance Company, which is wholly owned by Prudential Financial.

(13)
Options in respect of 20,025 shares of Class A Common Stock are exercisable and the rest become exercisable on November 5, 2005.

(14)
Options in respect of 7,027 shares of Class A Common Stock are exercisable and the rest become exercisable on November 5, 2005.

(15)
Includes 2,000 shares of Class A Common Stock that Ms. Hobson will receive as her initial stock grant for being a director. Ms. Hobson defers the cash portion of her

  Board and Committee fees in the form of cash-payout stock units.

(16)
Options in respect of 17,325 shares of Class A Common Stock are exercisable and the rest become exercisable on November 5, 2005. Mr. Hockaday has share-payout stock units in respect of 2,209 shares of Class A Common Stock. Mr. Hockaday defers the cash portion of his board retainer and meeting fees in the form of cash-payout stock units, which account for the remaining stock units.

(17)
Includes shares of Class A Common Stock owned beneficially by Mr. Rose as follows: 8,449 shares indirectly as a director of a private foundation, and 12,000 shares as trustee of trusts for two of his children, in each case with respect to which he has sole voting and investment power. Mr. Rose disclaims beneficial ownership of shares owned by the foundation and by his child's trust. In addition, Mr. Rose has share-payout stock units in respect of 2,976 shares of Class A Common Stock and defers the cash portion of his board retainer and meeting fees in the form of cash-payout stock units, which account for the remaining stock units. Options in respect of 21,673 shares of Class A Common Stock are exercisable and the rest become exercisable on November 5, 2005.

(18)
Options in respect of 22,052 shares of Class A Common Stock are exercisable and the rest become exercisable on November 5, 2005. Lady de Rothschild defers the cash portion of her board retainer and meeting fees in the form of cash-payout stock units.

(19)
Includes shares of Class A Common Stock owned beneficially by Mr. Sternlicht as follows: 27,000 directly and 18,000 indirectly through three family trusts. Included in the total are 2,000 shares of Class A Common Stock that Mr. Sternlicht will receive as his initial stock grant for being a director. Mr. Sternlicht defers the cash portion of his board retainer and meeting fees in the form of cash payout stock units. Options in respect of 6,692 shares of Class A Common Stock become exercisable on November 5, 2005.

(20)
Excludes stock options with respect to 234,667 shares of Class A Common Stock granted to Mr. Brestle under the Company's Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan that are not yet exercisable. Also excludes stock options with respect to 100,000 shares of Class A Common Stock, performance share unit awards with a target payout of 19,329 shares and restricted stock units in respect of 19,329 shares which were granted to Mr. Brestle by the Stock Plan Subcommittee on September 26, 2005.

(21)
Excludes stock options with respect to 234,667 shares of Class A Common Stock granted to Mr. Bousquet-Chavanne under the Company's Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan that are not yet exercisable. Also excludes stock options with respect to 50,000 shares of Class A Common Stock, performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 9,664 shares which were granted to Mr. Bousquet-Chavanne by the Stock Plan Subcommittee on September 26, 2005.

(22)
Excludes stock options with respect to 234,667 shares of Class A Common Stock granted to Mr. Shearer under the Company's Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan that are not yet exercisable. Also excludes stock options with respect to 50,000 shares of Class A Common Stock, performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 9,664 shares which were granted to Mr. Shearer by the Stock Plan Subcommittee on September 26, 2005.

(23)
See notes (2) through (6), (8), (10) and (13) through (22). Also excludes stock options with respect to an aggregate of 784,804 shares of Class A Common Stock granted to the executive officers whose names do not appear in this table or the notes thereto, which are not yet exercisable and stock options with respect to an aggregate of 235,000 shares of Class A Common Stock, performance share unit awards with a target payout of 43,488 shares and restricted stock units in respect of 43,488 shares granted to such individuals by Stock Plan Subcommittee on September 26, 2005. The shares owned by the group exclude shares of Class A Common Stock owed to Leonard A. Lauder and Richard D. Parsons, as trustee. See notes (4) and (10).

Additional Information Regarding the Board of Directors

        Stockholders' Agreement.    All Lauder Family Members (other than Aerin Lauder, Jane Lauder, Lauder & Sons, L.P., The 1995 Estee Lauder LAL Trust #1, The 1995 Estee Lauder LAL Trust #2 and The 4202 Corporation) who beneficially own shares of Common Stock have agreed pursuant to a stockholders' agreement with the Company ("the Stockholders' Agreement") to vote all shares beneficially owned by them for Leonard A. Lauder, Ronald S. Lauder and one person, if any, designated by each as a director of the Company. Lauder Family Members who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, on September 16, 2005, shares of Common Stock having approximately 81.5% of the voting power of the Company. The right of each of Leonard A. Lauder and Ronald S. Lauder to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. Currently, William P. Lauder is the nominee of Leonard A. Lauder and Aerin Lauder is the nominee of Ronald S. Lauder. The right of each of Leonard A. Lauder and Ronald S. Lauder to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder and Jane Lauder, Ronald S. Lauder's daughters, will succeed to their father's rights if he should cease to be a director by reason of his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease.

        Board Committees.    The Board of Directors has established three regular committees—the Audit Committee, the Compensation Committee (which includes the Stock Plan Subcommittee) and the Nominating and Board Affairs Committee. The charters for each of these Committees may be found in the "Investors" section of the Company's website: www.elcompanies.com under the heading "Corporate Governance." Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York or call 800-308-2334 to obtain a hard copy of these documents without charge.

        The Company is a "controlled company" in accordance with rules promulgated by the New York Stock Exchange, because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. As such, the Company may avail itself of exemptions relating to the independence of the Board and certain Board committees. Despite the availability of such exemptions, the Board of Directors has determined that it will have a majority of independent directors and that both the Nominating and Board Affairs Committee and the Compensation Committee will have the required provisions in their charters. The Board of Directors currently has also determined to use the two remaining exemptions, and thus will not require that the Nominating and Board Affairs Committee and Compensation Committee be comprised solely of independent directors.

        The Audit Committee members are Irvine O. Hockaday, Jr., Chairman, Mellody Hobson, and Barry S. Sternlicht. The Board of Directors has determined that Mr. Hockaday, Ms. Hobson and Mr. Sternlicht each qualifies as an "Audit Committee Financial Expert" in accordance with the rules promulgated by the Securities and Exchange Commission. The Audit Committee has a written charter adopted by the Board of Directors. The Committee, among other things, appoints the independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and the Company's Internal Control Department, reviews audit results and reviews and discusses the Company's financial statements with management and the independent auditors. The Committee also meets separately, at least quarterly, with the Chief Financial Officer and Chief Internal Control Officer and with representatives of the independent auditor.

        The Compensation Committee members are Richard D. Parsons, Chairman, Rose Marie Bravo and Lynn Forester de Rothschild. The Committee, among other things, has the authority to establish and approve compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the executive annual incentive plan. The Stock Plan Subcommittee, whose members are Rose Marie Bravo and Lynn Forester de Rothschild, has the authority to adopt and administer the Company's share incentive plans.

        The Nominating and Board Affairs Committee members are Charlene Barshefsky, Leonard A. Lauder, Richard D. Parsons and Lynn Forester de Rothschild, Chairman. The Committee, among other things, recommends nominees for election as members of the Board, considers and makes recommendations regarding Board practices and procedures and reviews the compensation for service as a Board member.

        Each committee reports regularly to the Board and has authority to engage its own advisors.

        Board and Board Committee Meetings; Attendance at Annual Meetings; Executive Sessions.    Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In furtherance of the Board's role, directors are expected to attend all scheduled Board and Board Committee meetings and all meetings of stockholders. In fiscal 2005, the Board of Directors met eight times, the Compensation Committee met five times, the Stock Plan Subcommittee met six times, the Audit Committee met seven times, and the Nominating and Board Affairs Committee met four times. The total combined attendance for all board and committee meetings was 92.2%. In fiscal 2005, the non-employee directors met six times in executive session including three meetings at which at least one management director was present for part of the session. All ten of the Company's directors serving at that time attended the Company's 2004 Annual Meeting of Stockholders.

        Irvine O. Hockaday, Jr. has served as the presiding director for all executive sessions of the Board of Directors since November 2004. Mr. Hockaday has been appointed by the Board to serve for an additional one-year term beginning after the 2005 Annual Meeting. The presiding director serves for a one-year term beginning with the meeting of the Board immediately following the Annual Meeting of Stockholders and is selected from among the independent members of the Board.

        Board Membership Criteria.    The Nominating and Board Affairs Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. All directors should possess the highest personal and professional ethics as well as an inquisitive and objective perspective, practical wisdom and mature judgment. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of the Company's business on a technical level and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Board Affairs Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        Upon determining the need for additional or replacement Board members, the Nominating and Board Affairs Committee will identify one or more director candidates and evaluate each candidate under the criteria described above based on the information it receives with a recommendation or that it otherwise possesses, which information may be supplemented by additional inquiries. Application of these criteria involves the exercise of judgment and cannot be measured in any mathematical or routine way.

Based on its assessment of each candidate's independence, skills and qualifications and the criteria described above, the Committee will make recommendations regarding potential director candidates to the Board. The Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate's background and experience. The Committee will evaluate stockholder recommended candidates in the same manner as other candidates. Candidates may also be designated pursuant to the Stockholders' Agreement. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement."

        Board Independence Standards for Directors.    To be considered "independent" for purposes of membership on the Company's Board of Directors, the Board must determine that a director has no material relationship with the Company, including any of its subsidiaries, other than as a director. For each director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a director is "independent":

(i)
the director is an employee of the Company, or an immediate family member of the director is an executive officer of the Company, or was so employed during the last three years.

(ii)
the director receives, or an immediate family member of the director receives, during any twelve-month period within the last three years, more that $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
(A) the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time.

(iv)
the director or an immediate family member of the director is, or has been within the last three years, employed, as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

(v)
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        Additionally, the following relationships will not be considered to be "material" relationships that would impair a director's independence:

(i)
any of the relationships described in (i)-(v) above, if such relationships occurred more than three years ago, or

(ii)
if a director is a current employee, or an immediate family member of a director is a current executive officer of another company that does business with the Company and such other company, during the current or last fiscal year, made payments to or received payments from, the Company of less than $1 million or two percent (2%) of such other company's consolidated gross revenues, whichever is greater.

        Contributions to tax exempt organizations shall not be considered payments for purposes of these independence standards. An "immediate family member" includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

        The Board reviews at least annually whether directors meet these Director Independence Standards.

        The following seven directors, have been determined by the Board to be "independent" pursuant to New York Stock Exchange rules and the Company's Independent Director Standards which have been set forth above: Charlene Barshefsky, Rose Marie Bravo, Mellody Hobson, Irvine O. Hockaday, Jr., Marshall Rose, Lynn Forester de Rothschild and Barry S. Sternlicht.

        In addition to the foregoing, in order to be considered "independent" under New York Stock Exchange rules for purposes of serving on the Company's Audit Committee, a director also may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than as a director, and may not be an "affiliated person" of the Company. Audit Committee members may receive directors' fees and fixed payments for prior service with the Company. The Board has determined that, as of the date hereof, each of the members of the Audit Committee meet these additional independence requirements as well.

        Communications with the Board.    A stockholder who wishes to communicate with the Board, any Committee thereof, the non-management directors as a group, or any individual director, including the presiding director for executive session of the Board, may do so by addressing the correspondence to that individual or group, c/o Sara E. Moss, Executive Vice President, General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. She, or her designee, will review all such correspondence to determine that the substance of the correspondence relates to the duties and responsibilities of the Board or individual Board member before forwarding the correspondence to the intended recipient. Spam, junk mail, solicitations, and hostile, threatening, illegal or similarly unsuitable material will not be forwarded to the intended recipient and, if circumstances warrant, may be forwarded to the Company's security staff. Any communication that is not forwarded may be made available to the intended recipient at his or her request.

        Compensation of Directors.    Initial Stock Grant. On the date of the first annual meeting of stockholders which is more than six months after a non-employee director's initial election to the Board, the director receives a grant of 2,000 shares of Class A Common Stock (plus a cash payment in an amount to cover related income taxes).

        Annual Retainer for Board Service.    Each non-employee director receives an annual cash retainer of $70,000, payable quarterly. An additional $25,000 is payable to each non-employee director by a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer in the fourth quarter of the calendar year. Each stock unit is convertible into shares of Class A Common Stock on or after the first business day of the calendar year following the one in which the director ceases to be a member of the Board. The number of stock units to be awarded is determined by dividing $25,000 by the average closing price of the Class A Common Stock on the twenty trading days next preceding the date of grant. In lieu of receiving stock units, a director may elect to receive options in respect of Class A Common Stock. The number of shares subject to such option grant is determined by dividing $75,000 by the closing price per share of the Class A Common Stock on the date of grant. Such price per share is also the exercise price per share of the options. Options have 10-year terms (subject to post-service limitations), vest immediately, and are exercisable one year after grant. In no event will stock units or stock options representing more than 5,000 shares be granted in connection with the annual stock retainer.

        Stock Options.    In addition to the cash and stock portion of the retainer, each non-employee director receives an annual grant of options with 10-year terms to purchase 5,000 shares of Class A Common Stock. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant and the options vest and are exercisable one-year after grant (subject to post-service limitations).

        Annual Retainer for Committee Service.    Each director who serves on a Committee receives an additional annual retainer, payable quarterly in the following amounts: $8,000 per year for service on the Nominating and Board Affairs Committee, $12,000 per year for service on the Audit Committee, and $8,000 per year for service on the Compensation Committee (including service on the Stock Plan Subcommittee). In addition, the Chairman of the Audit Committee receives an annual retainer of $25,000 and the Chairmen of the Compensation Committee and the Nominating and Board Affairs Committee receive an annual retainer of $15,000 each.

        Deferral.    Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. The deferrals may take the form of stock equivalent units (accompanied by dividend equivalent rights) to be paid out in cash or may simply accrue interest until paid out in cash.

        Reimbursement of Expenses.    Non-employee directors are reimbursed for their reasonable expenses of attending meetings of the Board and of any committee on which they serve and for any other reasonable expenses relating to their service on the Board, such as continuing education and Company site visits.

        Management Directors.    Directors who are also employees of the Company receive no additional compensation for service as directors.

        Director Nominees Recommended by Stockholders.    The Nominating and Board Affairs Committee will consider stockholder recommendations of nominees in the same manner as and pursuant to the same criteria by which it considers all other nominees, except for nominations received pursuant to the Stockholders' Agreement. See "Board Membership Criteria." Stockholders who wish to suggest qualified candidates should send their written recommendation to the Nominating and Board Affairs Committee c/o Sara E. Moss, Executive Vice President, General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The following information must accompany any such recommendation by a stockholder: (i) the name and address of the stockholder making the recommendation, (ii) the name, address, telephone number and social security number of the proposed nominee, (iii) the class or series and number of shares of the Company that are beneficially owned by the stockholder making the recommendation, (iv) a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the proposed nominee to serve as a director of the Company if so elected, (v) a copy of the proposed nominee's resume and references, and (vi) an analysis of the candidate's qualifications to serve on the Board of Directors and on each of the Board's committees in light of the criteria for Board membership established by the Board. See "Board Membership Criteria." For stockholders intending to nominate an individual for election as a director directly, there are specific procedures set forth in our bylaws. See "Stockholder Proposals and Nominations."

Corporate Governance Guidelines and Code of Conduct

        The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are set forth in the Company's Corporate Governance Guidelines. The Company also has a Code of Conduct ("Code") applicable to all employees, officers and directors of the Company, including, without limitation, the Chief Executive Officer, the Chief Financial Officer and other senior financial officers. These documents, as well as any waiver of a provision of the Code granted to any senior officer or director or material amendment to the Code, if any, may be found in the "Investor Information" section of the Company's website: www.elcompanies.com. Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York 10153 or call 800-308-2334 to obtain a hard copy of these documents without charge.

Audit Committee Report

        The Audit Committee of the Board of Directors, consisting solely of "independent directors" as defined by the Board and consistent with the rules of the New York Stock Exchange, has:

1.
reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2005 with management and representatives of KPMG LLP;

2.
discussed with KPMG the matters required to be discussed by SAS 61, as modified or supplemented; and

3.
received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed KPMG's independence with representatives of KPMG.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2005 be included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

    The Audit Committee

    Irvine O. Hockaday, Jr., Chairman
    Mellody Hobson
    Barry S. Sternlicht

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than 10% of the Class A Common Stock, to file forms reporting their initial beneficial ownership of common stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-10% beneficial owners also are required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or a written representation from a reporting person that no Form 5 was required, the Company believes that during the 2005 fiscal year all Section 16(a) filing requirements were satisfied except that the Company (i) filed one Form 4 with respect to a cash-payout stock unit grant worth $1,500 to Lynn Forester de Rothschild two days after it was due and (ii) filed one Form 3 reflecting the appointment of Mellody Hobson to the Board of Directors one day after it was due.

Certain Relationships and Related Transactions

        Family Relationships.    Leonard A. Lauder is the Chairman of the Board of Directors. His brother, Ronald S. Lauder, is a Senior Vice President and director of the Company and Chairman of Clinique Laboratories, LLC. Leonard A. Lauder's wife, Evelyn H. Lauder, is Senior Corporate Vice President of the Company. Leonard A. Lauder and his wife have two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is President and Chief Executive Officer and a director of the Company. Gary M. Lauder is not an employee of the Company. Ronald S. Lauder and his wife, Jo-Carole Lauder, have two daughters, Aerin Lauder and Jane Lauder. Aerin Lauder is Senior Vice President—Global Creative Directions for Estée Lauder and is a director of the Company. Jane Lauder is a Vice President of Marketing for BeautyBank.

        In fiscal 2005, the following Lauder Family Members received the following amounts from the Company as compensation: Ronald S. Lauder received $400,000 in salary; Evelyn H. Lauder received $556,500 in salary and a bonus of $239,900; Aerin Lauder received $250,000 in salary and a bonus of $70,000; and Jane Lauder received $163,100 in salary and a bonus of $71,100. None of these individuals were granted stock options in fiscal 2005, except for Aerin Lauder who was granted stock options with respect to 5,000 shares of Class A Common stock with an exercise price of $43.10 per share. Each is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. For information regarding compensation paid by the Company to Leonard A. Lauder and William P. Lauder in fiscal 2005, see "Executive Compensation".

        For fiscal 2006, Ronald S. Lauder has a base salary of $400,000; Evelyn H. Lauder has a base salary of $575,980 and bonus opportunities with a target payout of $275,830; Aerin Lauder has a base salary of $258,750 and bonus opportunities with a target payout of $103,500; and Jane Lauder has a base salary of $180,000 and bonus opportunities with a target payout of $85,000. For information regarding fiscal 2006 compensation for Leonard A. Lauder and William P. Lauder, see "Executive Compensation" and "Employment Agreements."

        As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) the estate of Mrs. Estée

Lauder; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.

        Purchase of Shares from Ronald S. Lauder.    On May 24, 2005, The Estee Lauder Companies Inc. (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Ronald S. Lauder pursuant to which the Company purchased 1,872,000 shares of Class A Common Stock of the Company from Ronald S. Lauder, for $39.25 per share, the closing price of a share of Class A Common Stock on May 24, 2005, for an aggregate price of $73,476,000 in cash. The transaction was completed on May 27, 2005. The purchase was consistent with the Company's share repurchase program.

        Registration Rights Agreement.    Leonard A. Lauder, Ronald S. Lauder, The Estée Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder and Morgan Guaranty have three demand registration rights and The Estée Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estée Lauder 1994 Trust may be used only by a pledgee of The Estée Lauder 1994 Trust's shares of Common Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estée Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

        The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders and the fees and expenses of the selling stockholders' counsel) in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

        Stockholders' Agreement.    All Lauder Family Members (other than Aerin Lauder, Jane Lauder, Lauder & Sons, L.P., The 1995 Estee Lauder LAL Trust #1, The 1995 Estee Lauder LAL Trust #2 and The 4202 Corporation) who beneficially own shares of Common Stock are parties to the Stockholders' Agreement. The stockholders who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, shares of Common Stock having approximately 81.5% of the voting power of the Company on September 16, 2005. Such stockholders have agreed to vote in favor of the election of Leonard

A. Lauder and Ronald S. Lauder and one designee of each as directors. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement." Parties to the Stockholders' Agreement, may, without restriction under the agreement, donate their shares or sell their shares in a widely distributed underwritten public offering, in sales made in compliance with Rule 144 under the Securities Act of 1933 or to other Lauder Family Members. In the case of other private sales, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted to each other party (the "Offeree") a right of first offer to purchase shares of Class A Common Stock that the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

        Other Arrangements.    The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For fiscal 2005, the rent paid or accrued was approximately $644,000, which equals the Company's lease payments for that space. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. For fiscal 2005, the affiliate paid approximately $8.9 million pursuant to such agreement. At June 30, 2005, the affiliate had deposited with the Company $36,000 to cover expenses. In early July, the affiliate deposited an additional $1 million with the Company. The Company has similar arrangements for space and services with an affiliate of Leonard A. Lauder and his family. For fiscal 2005, that affiliate and/or family members paid the Company $3.7 million for office space and certain services, such as phone systems, payroll service and office and administrative services. At June 30, 2005, the affiliate and family members had deposited with the Company $813,000 to cover expenses. The payments by the affiliates and family members approximated the Company's incremental cost of such space and services. In respect of fiscal 2005, the Company reimbursed an affiliate of Leonard A. Lauder $238,612 for the business-related use of private airplanes in which the affiliate has an interest.

        Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company's offices. The Company pays no fee to the owners for displaying such works. The owners of the works pay for their maintenance. In fiscal 2005, the Company paid premiums of about $7,710 for insurance relating to such works.

        The Company, as is common for major global consumer products companies, regularly advertises in various media, including magazines, television, radio and the Internet. Some of these advertisements may appear from time to time in magazines, cable networks and websites owned by or associated with Time Warner Inc., of which Richard D. Parsons, one of our directors, is Chairman of the Board of Directors as well as Chief Executive Officer. In many cases, advertisements are placed indirectly through advertising agencies. In fiscal 2005, the Company estimates that the aggregate cost of advertisements appearing in or on such magazines and other media was about $12.3 million, an amount which is not material to the Company nor to Time Warner Inc.

        Charlene Barshefsky, one of our directors, is Senior International Partner in the law firm of Wilmer Cutler Pickering Hale and Dorr LLP. In fiscal 2005, the firm provided legal services to the Company. Fees for such services were approximately $140,000, which accounted for considerably less than 2% of either the law firm's or the Company's gross revenue in their last fiscal years. Wilmer Cutler Pickering Hale and Dorr LLP has provided services to the Company in fiscal 2006. Ambassador Barshefsky does not share in the revenue earned by Wilmer Cutler Pickering Hale and Dorr LLP from its representation of the Company.

        Barry S. Sternlicht, one of our directors, was Chairman and Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. until May 2005. In fiscal 2005, Company employees used Starwood Hotels, however, the Company estimates that the aggregate amount of fees paid to Starwood in fiscal 2005 were approximately $2.5 million, which accounted for considerably less than 2% of either Starwoods' or the Company's gross revenue in their last fiscal years. Mr. Sternlicht is no longer affiliated with Starwood Hotels & Resorts Worldwide, Inc.

        In connection with his relocation to the United States from the United Kingdom in fiscal 1998, the Company loaned Malcolm Bond, $100,000, interest free. Mr. Bond was promoted to Executive Vice President—Global Operations as of July 1, 2004. In view of his promotion, the loan was forgiven in September 2004 and Mr. Bond received an additional $74,788 for reimbursement of taxes.

Executive Compensation

The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly compensated executive officers of the Company in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended June 30, 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
Leonard A. Lauder, Chairman of the Board	2005 2004 2003	1,800,000 1,800,000 1,710,000	1,620,000 1,800,000 1,740,000		(1) (1) (1)	— — —	18,427 — 6,000	(2) (2)
William P. Lauder, President and Chief Executive Officer (3)	2005 2004 2003	1,500,000 1,300,000 1,125,000	1,800,000 1,750,000 1,527,000	77,522	(4) (1) (1)	300,000 200,000 100,000	22,060 10,050 9,900	(5) (5) (5)
Daniel J. Brestle, Chief Operating Officer (6)	2005 2004 2003	1,125,000 1,000,000 950,000	1,575,000 1,500,000 949,000	64,711	(4) (1) (1)	100,000 100,000 100,000	72,397 72,050 86,800	(5) (5) (5)
Patrick Bousquet-Chavanne, Group President (7)	2005 2004 2003	1,000,000 1,000,000 950,000	1,422,500 1,318,000 1,202,000	75,688 75,849	(8) (8) (1)	100,000 100,000 100,000	233,443 233,293 248,925	(5) (5) (5)
Philip Shearer, Group President (9)	2005 2004 2003	1,000,000 1,000,000 950,000	1,435,300 1,369,600 950,000		(1) (1) (1)	100,000 100,000 100,000	23,210 1,634,584 136,680	(5) (5) (5)

(1)
Represents perquisites and other personal benefits, which did not exceed $50,000 for such executive officer in the fiscal year.

(2)
Amounts reported for fiscal 2005 represent interest in excess of 120% of the applicable federal rate earned on deferred compensation balances. Amounts reported for fiscal 2003 represent matching contributions made pursuant to the Company's qualified defined contribution plan (the "401(k) Savings Plan") in the amount of $6,000.

(3)
During the first six months of fiscal 2003, Mr. W. Lauder was Group President responsible for various brands and business operating units. Mr. W. Lauder became Chief Operating Officer on January 1, 2003 and President and Chief Executive Officer on July 1, 2004.

(4)
In fiscal 2005, the Company instituted a flight safety policy, which provides that the Chairman of the Board of Directors and the President and Chief Executive Officer should not fly together for any reason. One effect of the policy was to increase the costs of certain non-business trips for Mr. W. Lauder. In order to remedy this, the Company allowed Mr. W. Lauder to use Company-provided aircraft for non-business trips where it was necessary to comply with the flight safety policy at an incremental cost to the Company of $45,078 in fiscal 2005. Other benefits included cash in lieu of perquisites ($27,000). Amounts for Mr. Brestle in fiscal 2005 include $15,000 of cash in lieu of perquisites, $26,282 for personal use of private car service and $16,700 for personal use of a company car.

(5)
Amounts reported include: (i) matching contributions made on behalf of named executive officer pursuant to the 401(k) Savings Plan as follows: Mr. W. Lauder, $6,300, $6,150 and $6,000 for fiscal 2005, 2004 and 2003, respectively, Mr. Brestle, $6,300, $6,150 and $6,000 for fiscal 2005, 2004 and 2003, respectively, Mr. Shearer, $4,410, 4,305 and $4,200 for fiscal 2005, 2004 and 2003, respectively, and Mr. Bousquet-Chavanne, $6,300, $6,150, and $4,750 for fiscal 2005, 2004 and 2003 respectively; (ii) Company-paid premiums for additional executive term life insurance coverage in fiscal 2005, 2004 and 2003 as follows: Mr. W. Lauder, $3,900, Mr. Brestle, $65,900, Mr. Bousquet-Chavanne, $4,575 and Mr. Shearer, $18,800; (iii) interest in excess of 120% of the applicable federal rate earned on deferred compensation balances in fiscal 2005 as follows: Mr. W. Lauder, $11,860 and Mr. Brestle, $197; (iv) imputed interest income and reimbursement for taxes related to interest on a loan made to Mr. Shearer as follows: $111,479, and $113,680 for fiscal 2004 and 2003, respectively, and to Mr. Bousquet-Chavanne as follows: $222,568, $222,568, and $226,800 for fiscal 2005, 2004 and 2003, respectively; (v) for fiscal 2003, the estimated dollar value of the benefit to Messrs. Brestle and Bousquet-Chavanne of Company-paid premiums in respect of split-dollar life insurance as follows: $14,900 and $12,800, respectively; and (vi) with respect to Mr. Shearer, $1.5 million relates to the forgiveness of the loan in fiscal 2004 made to Mr. Shearer in 2001 pursuant to his prior employment agreement because he remained with the Company through June 30, 2004. In 2001, the Company made a loan in the amount of $2.0 million to Mr. Bousquet-Chavanne. Interest on the loan was imputed as income to Mr. Bousquet-Chavanne and grossed up for all applicable taxes. Pursuant to a separate agreement, the loan shall be forgiven in its entirety with a gross-up for taxes if he remains with the Company through June 30, 2006 and shall be forgiven in its entirety without a gross-up for taxes if he leaves prior to June 30, 2006.

(6)
Mr. Brestle became Chief Operating Officer on January 1, 2005. Prior thereto, he was Group President responsible for, among other things, Aveda, Bobbi Brown, Bumble and bumble, La Mer, Prescriptives, Jo Malone, Darphin, BeautyBank, Rodan + Fields, and Stila on a worldwide basis.

(7)
Mr. Bousquet-Chavanne has been Group President for each of the past three fiscal years. He is currently responsible for, among other things, Aramis and Designer Fragrances, Bobbi Brown, Stila, Darphin, Rodan + Fields and the Fashion and Military Group. In fiscal 2003 and 2004 and the beginning of fiscal 2005, he was responsible for, among other things, Estée Lauder, M·A·C and Aramis and Designer Fragrances.

(8)
Mr. Bousquet-Chavanne received perquisites and other personal benefits for fiscal 2005 and 2004 totaling $75,688 and $75,849, respectively, $43,988 and $44,149 of which was related to home leave travel, respectively, and the remainder of which in each year was related to cash in lieu of perquisites ($15,000), auto allowance ($13,200) and financial counseling ($3,500).

(9)
At the start of fiscal 2003, Mr. Shearer was Group President responsible for Estée Lauder International. In the middle of fiscal 2003, Mr. Shearer became Group President responsible for Clinique, Origins and online operations. In the middle of fiscal 2005, he also became responsible for Aveda and Bumble and bumble.

Option Grants in Fiscal 2005

	Individual Grants
	Number of Securities Underlying Options (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Values ($) (2)
Leonard A. Lauder	—	—	N.A.	N.A.	N.A.
William P. Lauder	300,000	13.52	43.10	8/24/14	4,953,000
Daniel J. Brestle	100,000	4.51	43.10	8/24/14	1,651,000
Patrick Bousquet-Chavanne	100,000	4.51	43.10	8/24/14	1,651,000
Philip Shearer	100,000	4.51	43.10	8/24/14	1,651,000

(1)
The options granted in fiscal 2005 to the named executive officers have a term of 10 years and were granted pursuant to the Fiscal 2002 Share Incentive Plan with an exercise price equal to the closing price of the Class A Common Stock on the date of grant. Options are generally exercisable in three substantially equal tranches beginning January 1, 2006, 2007, and 2008, respectively, subject to early vesting upon the occurrence of certain events, such as a change in control or retirement.

(2)
The Black-Scholes option-pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table.

The Company's use of this model should not be construed as an endorsement of its accuracy for valuing options. Among other things, the stock option model requires a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: expected average time of exercise of seven years, volatility of 32%, dividend yield of 0.7% and average risk-free rate of return of 3.9%. The value of the options in this table that will ultimately be realized by the grantee depends upon the actual performance of the Company's stock during the term of the option from grant date through the date of exercise.

Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Options

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (2)
	Shares Acquired on Exercise (#)	Value Realized ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard A. Lauder	1,100,000	26,654,500	3,000,000	—	18,666,250	—
William P. Lauder	—	—	628,666	501,334	3,970,535	995,990
Daniel J. Brestle	—	—	631,999	234,667	3,806,875	616,655
Patrick Bousquet-Chavanne	33,000	427,350	332,333	234,667	420,005	616,655
Philip Shearer	—	—	165,333	234,667	667,505	625,495

(1)
Value realized is calculated for each option as the difference between the exercise price and the sale prices of the shares of the Company's Class A Common Stock obtained upon exercise. Income taxes payable upon exercise and associated fees and commissions that reduce the value received are not reported in this table.

(2)
Value of unexercised in-the-money unexercisable options is the difference between (a) the market price of a share of Class A Common Stock on June 30, 2005, the last trading day in fiscal 2005 ($39.13), multiplied by the number of shares of Class A Common Stock underlying the unexercisable in-the-money options and

  (b) the aggregate exercise price if one were to exercise all the unexercisable in-the-money options on that date. The value of in-the-money exercisable options is calculated in the same way, but using the exercisable options instead of the unexercisable ones. No reduction is made for income taxes payable upon exercise and associated fees and commissions that would reduce the value that could be received.

Pension Plans

        The Company provides retirement benefits to its employees in the United States through a defined benefit plan, which is intended to be qualified under Section 401 of the Internal Revenue Code, and a related non-qualified restoration plan. In general, for employees who were at least 50 years old and had five years of Company qualifying employment on January 1, 1993 or who had ten years of Company qualifying employment as of that date, retirement benefits pursuant to the plans are calculated as a multiple of years of qualifying Company employment, times final qualifying average compensation, times a percentage (currently 1.5%), offset by certain amounts calculated with reference to Social Security entitlements. For other employees, retirement benefits under the plans are the aggregate amount of annual credits (calculated with reference to total annual compensation, with certain items excluded) plus interest credits thereon. The benefits payable to Leonard A. Lauder and Philip Shearer are calculated with reference to supplemental undertakings.

        Leonard A. Lauder has 47 years of qualifying Company employment and is retirement eligible. If he were to retire currently, his annual retirement benefits would be approximately $1.0 million. Pursuant to applicable law, now that Mr. Lauder is more than 70 1/2 years old, he is receiving partial distributions of this amount during his continued employment of approximately $0.2 million per annum. In addition, he is being paid approximately $1.9 million per year, pursuant to a deferred compensation arrangement in his current and former employment agreements. Payments under such arrangement commenced upon his 70th birthday in March 2003 and will continue until March 2013.

        William P. Lauder currently has 19 years of qualifying Company employment. If he retired at normal retirement age (i.e. 65) with 39 years of qualifying Company employment, his projected annual retirement benefit would be approximately $0.64 million payable during his lifetime.

        Mr. Brestle currently has 27 years of qualifying Company employment. If he retired at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $0.6 million payable during his lifetime.

        Mr. Bousquet-Chavanne currently has 16 years of qualifying Company employment. If he retired at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $0.4 million payable during his lifetime.

        Mr. Shearer currently has 4 years of qualifying Company employment. If he retired at normal retirement age with 16 years of qualifying Company employment, his projected annual retirement benefit would be approximately $0.68 million payable during his lifetime.

Employment Agreements

        Leonard A. Lauder.    Mr. Lauder's current employment agreement (the "2000 Agreement") provides for his employment as Chairman of the Board of the Company until such time as he resigns, retires or is terminated. The agreement provides for a base salary of $1.8 million per year. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans, and has a supplemental pension arrangement discussed above. The Compensation Committee has granted to Mr. Lauder aggregate bonus opportunities for fiscal 2006 with a target payout of $1.8 million. Mr. Lauder may elect to defer a certain portion of his cash compensation and did defer a portion of his compensation in fiscal 2003, 2004 and 2005. Mr. Lauder is entitled to participate in the Fiscal 1999 Share Incentive Plan and Fiscal 2002 Share Incentive Plan, but no grants have been made to him under either plan to date. If Mr. Lauder retires, the Company will continue to provide him with the office he currently occupies (or a comparable office if the Company relocates) and a full-time executive secretary for as long as he would like. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. Lauder will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the 2000 Agreement (the "Leonard Lauder Bonus Compensation") and (iii) participate in the Company's benefit plans for two years. In the event of Mr. Lauder's death during the term of his employment, for a period of one year from the date of Mr. Lauder's death, his beneficiary or legal representative will be entitled to receive Mr. Lauder's base salary and the Leonard Lauder Bonus Compensation. Mr. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. Lauder will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. Lauder's employment for any reason upon 60 days' written notice. In the event of termination of his employment by the Company (other than for cause, disability or death) or a termination by Mr. Lauder for good reason after a change of control, (a) Mr. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive the Leonard Lauder Bonus Compensation and (iii) participate in the Company's benefit plans and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Lauder will not be subject to the non-competition covenant contained in the 2000 Agreement. If Mr. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options previously granted to Mr. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

        William P. Lauder.    Mr. Lauder's compensation in fiscal 2005 was paid pursuant to his employment agreement, which provides for his employment as President and Chief Executive Officer through June 30, 2007, unless earlier terminated. The agreement provides for a base salary of $1.5 million. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Lauder aggregate bonus opportunities with a maximum payout of $2.0 million for fiscal 2005, fiscal 2006 and fiscal 2007. Mr. Lauder may elect to defer certain of his cash compensation. He did defer a portion of his compensation in fiscal 2003, 2004 and 2005. Mr. Lauder has been granted options with respect to 300,000 shares of Class A Common Stock with an exercise price of $43.10 per share so far during the term of this agreement and the agreement contemplates additional stock option grants of 300,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in each of fiscal 2006 and fiscal 2007. In fiscal 2006, the Stock Plan Subcommittee granted to Mr. Lauder options in respect of 150,000 shares with an exercise price of $35.00 per share, performance share unit awards with a target payout of 28,993 shares and restricted stock units in respect of 28,993 shares. In addition, the Company has provided to Mr. Lauder additional executive term life insurance with annual premiums paid by the Company in the amount of $3,900. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. Lauder will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Lauder's death during the term of his employment, his beneficiary or legal representative will be entitled to (i) receive for a period of one year Mr. Lauder's base salary in effect at the time of death, (ii) receive bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term, and (iii) to receive any other amounts to which he otherwise would have been entitled prior to the date of his death. The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death) or a termination by Mr. Lauder for an uncured "material breach" or for good reason after a change of control of the Company, (a) Mr. Lauder will be entitled to (i) receive for the WPL Post-Termination Period his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 100% of the average of incentive compensation bonuses previously paid or payable to him during the contract term, and (iii) participate in the Company's benefit plans during the WPL Post-Termination Period and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Lauder will not be subject to the non-competition covenant contained in his current employment agreement. Mr. Lauder may terminate his employment for any reason at any time upon six months' written notice to the Company, in which event the Company shall have no further obligations after termination other than to pay accrued benefits through the date of termination. If the Company does not renew the term of his employment, Mr. Lauder will be entitled to receive for two years his base salary and other benefits consistent with Company policy. In the event that Mr. Lauder's employment with the Company is terminated as a result of death or disability or by the Company without cause or his term of employment is not renewed, all stock option awards previously made to Mr. Lauder will vest and become immediately exercisable for the one year period from the date of such termination, subject to certain non-competition and good conduct provisions. "WPL Post-Termination Period" means the longest from the date of termination of (a) two years and (b) the period until June 30, 2007. If Mr. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. If the Company does not renew the term of his employment, Mr. Lauder will be entitled to receive during the WPL Post-Termination Period his base salary and certain other benefits consistent with Company policy.

        Daniel J. Brestle.    Mr. Brestle's compensation in fiscal 2005 was paid pursuant to his employment agreement which provides for his employment as Chief Operating Officer through June 30, 2007, unless earlier terminated. The agreement provides for an annual base salary of $1.0 million through December 31, 2004 and $1,250,000 through June 30, 2007. Mr. Brestle is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Brestle bonus opportunities with a target payout of $1.75 million for fiscal 2005, $1.9 million for fiscal 2006 and $2.0 million for fiscal 2007. Mr. Brestle may elect to defer certain of his cash compensation. He did defer a portion of his compensation in fiscal 2005. Mr. Brestle has been granted options with respect to 100,000 shares of Class A Common Stock with an exercise price of $43.10 per share in fiscal 2005 and his agreement contemplates additional stock option grants of 200,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in each of fiscal 2006 and fiscal 2007. In fiscal 2006, the Stock Plan Subcommittee granted to Mr. Brestle options in respect of 100,000 shares with an exercise price of $35.00 per share, performance share unit awards with a target payout of 19,329 shares and restricted stock units in respect of 19,329 shares. The Company provides to Mr. Brestle executive term life insurance with annual premiums paid by the Company in the amount of $65,900. Under his agreement, the Company may terminate Mr. Brestle's employment at any time if he becomes "permanently disabled," in which event Mr. Brestle will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Brestle's death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i) for a period of one year Mr. Brestle's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term. The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), (a) Mr. Brestle will be entitled to (i) receive for the Post-Termination Period his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and (iii) participate in the Company's benefit plans during the Post-Termination Period and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Brestle will not be subject to the non-competition covenant contained in his current Agreement. If the Company does not renew the term of his employment, Mr. Brestle will be entitled to receive during the Post-Termination Period his base salary and certain other benefits consistent with the Company's policy. Mr. Brestle may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. Brestle will be entitled to receive his base salary and for one year following termination (or such longer period which is consistent with Company policy for severance (which in no event will exceed two years). Upon termination for any reason, options previously granted to Mr. Brestle will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions. In the event than any termination payment received by Mr. Brestle would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of he Code, such payments will be reduced (but not below zero) until no portion of such payments would be subject to Excise Tax.

        Patrick Bousquet-Chavanne.    Mr. Bousquet-Chavanne's compensation in fiscal 2005 was paid pursuant to his employment agreement which provides for his employment as Group President through June 30, 2007, unless earlier terminated. The agreement provides for an annual base salary of $1.0 million. Mr. Bousquet-Chavanne is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Bousquet-Chavanne aggregate bonus opportunities with a target payout of $1.75 million for fiscal 2005, $1.9 million for fiscal 2006 and $2.0 million for fiscal 2007. Mr. Bousquet-Chavanne may elect to defer certain of his cash compensation. Mr. Bousquet-Chavanne was granted options with respect to 100,000 shares of Class A Common Stock with an exercise price of $43.10 so far during the term of this agreement and the agreement contemplates additional stock option grants of 100,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in each of fiscal 2006 and fiscal 2007. In fiscal 2006, the Stock Plan Subcommittee granted to Mr. Bousquet-Chavanne options in respect of 50,000 shares with an exercise price of $35.00 per share, performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 9,664 shares. The Company may terminate Mr. Bousquet-Chavanne's employment at any time if he becomes "permanently disabled," in which event Mr. Bousquet-Chavanne will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Bousquet-Chavanne's death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i) for a period of one year Mr. Bousquet-Chavanne's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term. The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), or if he terminates his employment with the Company for Good Cause (as defined in his employment agreement), (a) Mr. Bousquet-Chavanne will be entitled to (i) receive for the Post-Termination Period, his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and (iii) participate in the Company's benefit plans during the Post-Termination Period and (b) Mr. Bousquet-Chavanne will not be subject to the non-competition covenant contained in his current Agreement. In the event that Mr. Bousquet-Chavanne's employment with the Company is terminated as a result of death or disability or by the Company without cause or by Mr. Bousquet-Chavanne for Good Cause, all stock option awards previously made to the Mr. Bousquet-Chavanne will vest and become immediately exercisable for the one year period from the date of such termination, subject to certain non-competition and good conduct provisions. In the event that any termination payment received by Mr. Bousquet-Chavanne would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code such payments will be reduced (but not below zero) until no portion of such payments would be subject to Excise Tax. Pursuant to his prior employment agreement, in 2001, the Company made a loan to Mr. Bousquet-Chavanne in the amount of $2.0 million. Interest on the loan was imputed as income to Mr. Bousquet-Chavanne and grossed up for all applicable taxes. Pursuant to a separate agreement, the loan shall be forgiven in its entirety with a gross-up for taxes if he remains with the Company through June 30, 2006 and shall be forgiven in its entirety without a gross-up for taxes if he leaves prior to June 30, 2006.

        Philip Shearer.    Mr. Shearer's compensation in fiscal 2005 was paid pursuant to his employment agreement which provides for his employment as Group President through June 30, 2007, unless earlier terminated. The agreement provides for an annual base salary of $1.0 million. Mr. Shearer is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. In addition, the Company agreed to credit to a bookkeeping account in the name of Mr. Shearer an annual supplemental pension amount of $0.2 million on each January 1 during his term of employment in compensation for pension benefits forgone as a result of his resignation from his previous employer to accept employment with the Company. Such amounts are credited with interest as of each June 30 for the duration of this supplemental pension bookkeeping account, compounded annually, at a rate per annum equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event shall such rate exceed 9%. The Compensation Committee has granted to Mr. Shearer aggregate bonus opportunities with a target payout of $1.75 million for fiscal 2005, $1.9 million for fiscal 2006 and $2.0 million for fiscal 2007. Mr. Shearer may elect to defer certain of his cash compensation. Mr. Shearer was granted options with respect to 100,000 shares of Class A Common Stock with an exercise price of $43.10 so far during the term of this agreement and the agreement contemplates additional stock option grants of 100,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in each of fiscal 2006 and fiscal 2007. In fiscal 2006, the Stock Plan Subcommittee granted to Mr. Shearer options in respect of 50,000 shares with an exercise price of $35.00 per share, performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 9,664 shares. The Company has provided to Mr. Shearer additional executive term life insurance with annual premiums paid by the Company in the amount of $18,800. The Company may terminate Mr. Shearer's employment at any time if he becomes "permanently disabled," in which event Mr. Shearer will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Shearer's death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i) for a period of one year Mr. Shearer's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term. The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), or if he terminates his employment with the Company for Good Cause (as defined in his employment agreement), (a) Mr. Shearer will be entitled to (i) receive for the Post-Termination Period, his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term (or $875,000 if he dies in fiscal 2005) and (iii) participate in the Company's benefit plans during the Post-Termination Period and (b) Mr. Shearer will not be subject to the non-competition covenant contained in his current Agreement. In the event that Mr. Shearer's employment with the Company is terminated as a result of death or disability or by the Company without cause or by Mr. Shearer for Good Cause, all stock option awards previously made to the Mr. Shearer will vest and become immediately exercisable for the one year period from the date of such termination, subject to certain non-competition and good conduct provisions. In the event that any termination payment received by Mr. Shearer would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Code such payments will be reduced (but not below zero) until no portion of such payments would be subject to Excise Tax.

        Each agreement described above provides that the Company may require the executive to defer certain amounts to be received by him to the extent such amounts may not be deductible by reason of Section 162(m) of the Internal Revenue Code. Each employment agreement also contains certain confidentiality and non-competition provisions.

Compensation Committee and Stock Plan Subcommittee Report

        The Company's executive compensation program is designed to attract and retain high quality senior executives, and to motivate them to achieve both short-term and long-term Company, divisional and individual goals. For fiscal 2005, compensation was paid primarily pursuant to employment agreements (for those executive officers that have such agreements), the share incentive plans (which provide for stock-based compensation) and the Executive Annual Incentive Plan (for cash bonuses).

        The Compensation Committee, consisting solely of outside directors, oversees and approves compensation arrangements for the executive officers of the Company (including the opportunities and bonuses paid under the Executive Annual Incentive Plan). The Stock Plan Subcommittee of the Compensation Committee administers the Company's share incentive plans.

        In fiscal 2005, the Committee and the Subcommittee engaged, at their own initiative, compensation consultants of their choice, to review the Company's executive compensation program as well as to assess the competitiveness of the Company's compensation program for the President and Chief Executive Officer and other executive officers. The consultants continued to counsel the Committee and the Subcommittee in fiscal 2005 in respect of compensation matters applicable to fiscal 2005 and in future years.

        In setting compensation for the executive officers, the Committee considers comparative information available from other companies. The peer group used for compensation purposes differs from the Peer Group in the Performance Graph because the Committee believes that the compensation peer group better represents the market in which the Company competes for executive talent. The peer group for compensation purposes includes, among others, Alberto-Culver, Avon Products, Colgate-Palmolive, Gillette Co., Limited Brands, Polo Ralph Lauren and Revlon. Based on surveys provided by the consultant, overall compensation levels rank generally between the 50th and 70th percentiles of the peers; on average the Company's cash compensation is comparatively higher and its stock-based compensation is comparatively lower than the peers.

Salary and Bonuses

        The Compensation Committee believes that the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Committee considers internal pay equity and notes the long tenure of many of the most senior executive officers.

        The Committee believes that the performance-based bonus structure provided under the Company's Executive Annual Incentive Plan is of key importance. Accordingly, for executive officers in charge of sales divisions (i.e. the Group Presidents), a material portion of total bonus eligibility is tied to year-to-year achievements in financial and operational indicators, such as net sales and net operating profit measured at the divisional level. For executive officers in charge of corporate departments, bonuses are based in large part on improvements in the Company's net earnings per common share and net sales. For fiscal 2005, the Committee set performance targets based on business conditions and assumptions existing in September 2004, including opportunities for performance beyond the targets. In August 2005, notwithstanding the relatively strong performance of the Company overall in fiscal 2005, the Committee, upon recommendation of management, reduced the overall payouts to certain executives whose calculated bonus payouts exceeded 90% of their aggregate target opportunities.

Stock-Based Compensation

        In fiscal 2005, the Stock Plan Subcommittee granted stock options to the executive officers under the Fiscal 2002 Share Incentive Plan and in accordance with applicable employment agreements. The size of each award reflected the recipient's position and anticipated level of future contribution. In certain cases, grants also were made to reward past performance. In fiscal 2006, the Stock Plan Subcommittee reduced the aggregate number of shares of Class A Common Stock underlying stock-based compensation granted to each executive officer. The Subcommittee reduced the number of shares underlying stock options by 50% and introduced two new elements of stock-based compensation—performance share units and restricted stock units—that together will require less than half the shares of the options that they are replacing. Payout of the performance share units depends upon achievement of corporate-wide performance goals related to earnings per share and net sales growth, and will be paid out in shares of Class A Common Stock if the goals are achieved in three years.

Compensation of the Chief Executive Officer

        In setting the compensation for Mr. W. Lauder as President and Chief Executive Officer, the Committee considered his long tenure at the Company, his compensation at the Group President and Chief Operating Officer levels and the compensation of Chief Executive Officers at the compensation peer group referred to above as well as at a group of "family-controlled" companies. For fiscal 2005, pursuant to his employment agreement, the amount of salary for Mr. W. Lauder was set at $1.5 million and the aggregate target bonus opportunities were set at $2.0 million. His option grant was in respect of 300,000 shares at an exercise price of $43.10 per share. The salary, bonus and option levels reflected increases from his prior positions, but were less than those of his predecessor. Combined, his compensation was slightly above the median for the compensation peer group and just above the 75th percentile of the "family-controlled" peer group. Mr. W. Lauder's bonus opportunities for fiscal 2005 and fiscal 2006 are based on net sales growth (50%) and net earnings growth (50%). While the Company had relatively strong performance overall in fiscal 2005, it was slightly less than that required to achieve 100% of his target bonus opportunities. In addition, as noted above in "Salary and Bonuses," his payout was further reduced as recommended by management. Accordingly, the aggregate payout in respect of fiscal 2005 was $1.8 million. The options granted to Mr. W. Lauder will provide value to him to the extent the price per share of the Company's Class A Common Stock exceeds the exercise price.

Limitations on Deductibility

        The Committee is aware of the limitations on deductibility for income tax purposes of certain compensation paid to its most highly compensated executive officers and considers the deduction limitation in determining compensation. While the Company's compensation program as it applied to such persons in fiscal 2005 was designed to take advantage of the "performance-based" exception to the deduction limitation, certain non-deductible compensation was authorized. Each employment agreement with the named executive officers provides that amounts payable pursuant thereto may be deferred to the extent such amounts would not be deductible.

The Compensation Committee	The Stock Plan Subcommittee

Richard D. Parsons, Chairman Rose Marie Bravo Lynn Forester de Rothschild	Rose Marie Bravo Lynn Forester de Rothschild

Performance Graph

The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the S&P 500 Index and a market weighted index of publicly traded peers. The returns are calculated by assuming an investment of $100 in the Class A Common Stock and each in index on June 30, 2000. The publicly traded companies included in the peer group are: Avon Products, Inc., Groupe Clarins S.A., L'Oreal S.A., LVMH Moet Hennessy Louis Vuitton, The Procter & Gamble Company, Shiseido Company, Ltd. and Unilever N.A.

Source: Research Data Group

Equity Compensation Plan Information

        The following table summarizes the equity compensation plans under which our securities may be issued as of June 30, 2005 and does not include grants made or cancelled and options exercised after such date. It also does not reflect the increase in share authorization proposed at this Annual Meeting. See Item 2. The securities that may be issued consist solely of shares of our Class A Common Stock and, except as disclosed in note (b) to the table, all plans were approved by stockholders of the Company.

Equity Compensation Plan Information as of June 30, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(a)	27,344,741	(b)	$38.42	3,214,570	(c)

(a)
Includes the Fiscal 1996 Share Incentive Plan (the "1996 Plan"), Fiscal 1999 Share Incentive Plan (the "1999 Plan"), Fiscal 2002 Share Incentive Plan (the "2002 Plan"), Non-Employee Director Share Incentive Plan (the "Director Plan"), two Sassaby stock option plans (see note (b)) and five employment agreements entered into in 1995 prior to the initial public offering.
(b)
Includes outstanding options in respect of 4,104 shares of Class A Common Stock that were granted under two stock option plans assumed by the Company when it acquired Sassaby, Inc. in 1997. The Company never granted any additional options under the plans.
(c)
The 1996 Plan, the 1999 Plan and the 2002 Plan are similar omnibus plans. Each authorizes the Stock Plan Subcommittee of the Board of Directors to grant shares and benefits other than stock options. As of June 30, 2005, there were 39,852, 334,769 and 2,057,885 shares of Class A Common Stock available for issuance under each plan, respectively. Shares underlying grants cancelled or forfeited under the 1996 Plan and the 1995 employment agreements may be used for grants under the 1999 Plan or the 2002 Plan. Shares underlying grants cancelled or forfeited under the 1999 Plan may be used for grants under the 2002 Plan. The Director Plan provides for an annual grant of options and a grant of either options or stock units to non-employee directors. As of June 30, 2005, there were 121,694 shares available pursuant to the Director Plan. The total also includes 660,370 shares that were initially reserved for issuance in connection with stock units and dividend equivalents under the 1995 employment agreements that were never granted. The Company does not expect to issue such shares or any benefits, such as stock options or stock units, related to such shares.

        If all of the outstanding options, warrants and rights and stock units, as well as the securities available for future issuance, included in the first and third columns in the table above were converted to shares of Class A Common Stock as of June 30, 2005, the total shares of Common Stock outstanding (i.e., Class A plus Class B) would increase 14% to 250,871,263. Of the outstanding options to purchase 27,344,741 shares of Class A Common Stock, options in respect of 13,965,983 shares are exercisable at a price less than $39.13, the closing price on June 30, 2005. Assuming the exercise of in-the-money options, the total shares outstanding would increase by 6.0% to 234,270,269.

        Subsequent to June 30, 2005, the Stock Plan Subcommittee granted options under the terms of the 1996 Plan and the 2002 Plan described above to purchase an additional 1,527,100 of the Company's Class A Common Stock with an exercise price at least equal to the fair market value on the date of grant. In addition, the Stock Plan Subcommittee granted performance based share unit awards with an aggregate target payout of 111,138 shares of Class A Common Stock and restricted stock units in respect of 111,138 shares of Class A Common Stock.

APPROVAL OF THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED
FISCAL 2002 SHARE INCENTIVE PLAN
(ITEM 2)

Background

The Board of Directors is proposing for stockholder approval The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the "Amended and Restated 2002 Share Plan"). For the past four years the Company has used the Fiscal 2002 Share Incentive Plan (the "Current 2002 Share Plan") as a means of attracting, retaining, motivating and rewarding officers, other employees and consultants and further aligning their interests with those of the Company's other stockholders. As of September 27, 2005, there were less than 720,000 shares of Class A Common Stock remaining available for grant under the Company's plans.

        In anticipation of there being so few shares available for grant, the Stock Plan Subcommittee of the Board of Directors of the Company undertook a review of the Current 2002 Share Plan with the assistance of the Company's outside counsel and a compensation consulting firm retained by the Stock Plan Subcommittee. On June 3, 2005, the Stock Plan Subcommittee adopted amendments to the Current 2002 Share Plan that are reflected in the Amended and Restated 2002 Share Plan, subject to approval by the stockholders at the 2005 Annual Meeting. On July 20, 2005, the Board of Directors ratified the actions of the Stock Plan Subcommittee and recommended that stockholders approve the Amended and Restated 2002 Share Plan. The principal amendments to the Current 2002 Share Plan would:

•
increase by 10,000,000 (to 22,000,000 shares) the aggregate number of shares of Class A Common Stock that may be delivered under the plan;

•
increase by 5,000,000 (to 10,000,000 shares) the aggregate number of shares of Class A Common Stock represented by awards under prior plans or employment agreements that are forfeited, expired or cancelled that can be re-granted under (i.e. rolled over into) the plan (as of September 27, 2005, 999,706 shares of Class A Common Stock had been rolled over into the Current 2002 Plan);

•
require stockholder approval for repricing of stock options or stock appreciation rights;

•
eliminate the ability to grant "restoration" (or reload) stock options;

•
change the maximum number of shares of Class A Common Stock with respect to which Benefits (e.g., options, performance share units, etc.) may be granted to an individual participant from 5,000,000 during the term of the plan to 2,000,000 in any fiscal year;

•
permit the Committee to make adjustments to outstanding Benefits for extraordinary dividends or distributions of cash or other assets;

•
give the Committee greater discretion regarding the treatment of outstanding Benefits in the event of a Change in Control; and

•
extend the term of the plan from July 26, 2011, to until 10 years after date on which stockholders approve the amendment and restatement (the vote is scheduled to take place on November 10, 2005).

        The Amended and Restated 2002 Share Plan is intended to provide incentives which will attract, retain, motivate and reward highly competent people as officers and employees of, and consultants to, the Company, its subsidiaries and its affiliates, by providing them with opportunities to acquire shares of Class A Common Stock or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below). In addition, the Amended and Restated 2002 Share Plan is intended to assist in further aligning the interests of the Company's officers, employees and consultants with those of its other stockholders.

        The Amended and Restated 2002 Share Plan, like the Current 2002 Plan, provides the Subcommittee with flexibility to grant awards that can be administered flexibly to carry out the purposes of the plan and enables the Subcommittee to keep pace with changing developments in management compensation and remain competitive with those companies that offer creative incentives to attract and retain officers, employees and consultants. Substantially all of the awards granted under the Current 2002 Plan were in the form of stock options. In September 2005, the Subcommittee granted performance-based share unit awards pursuant to which payout is contingent upon the Company achieving specified levels of financial performance measured at the end of a three-year period, and restricted stock units. The Subcommittee expects the majority of awards to be granted under the Amended and Restated 2002 Share Plan will be in the form of stock options, performance awards (including performance-based awards) or stock units.

Summary

        The following summary describes the material features of the Amended and Restated 2002 Share Plan but is not intended to be complete and is qualified in its entirety by reference to the text of the Amended and Restated 2002 Share Plan, which is attached to this Proxy Statement as Appendix A.

Shares Available

        The maximum number of shares of Class A Common Stock that may be delivered to participants under the Amended and Restated 2002 Share Plan, subject to certain adjustments, is an aggregate of 22,000,000 shares plus up to 10,000,000 shares of Class A Common Stock that are represented by awards granted under any prior plan of the Company (e.g., the Fiscal 1999 Share Incentive Plan and the Fiscal 1996 Share Incentive Plan) or under any employment agreement with the Company, which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to the Company. As of September 27, 2005, 999,706 shares of Class A Common Stock were rolled over into the Current 2002 Share Plan and count toward the 10,000,000 share limit. In addition, any shares of Class A Common Stock subject to a stock option or stock appreciation right which for any reason is cancelled or terminated without having been exercised, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits (as defined below) under the Amended and Restated 2002 Share Plan. The Amended and Restated 2002 Share Plan also imposes certain additional aggregate and individual maximums. The aggregate number of shares of Class A Common Stock that may be delivered through stock options shall be the lesser of (i) 32,000,000 and (ii) the maximum number of shares that may be delivered under the plan. The number of shares of Class A Common Stock with respect to which Benefits or stock options and stock appreciation rights may be granted to an individual participant under the Amended and Restated 2002 Share Plan may not exceed 2,000,000 in any fiscal year. The greatest number of shares of Class A Common Stock underlying Benefits granted to any individual in fiscal 2005 was 300,000 and is currently expected to be 207,986 in fiscal 2006 (using the target payout for the performance share units granted in September 2005).

Administration

        The Amended and Restated 2002 Share Plan provides for administration by a committee of the Board of Directors of the Company appointed from among its members, which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) "outside directors" within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors has determined that the Stock Plan Subcommittee shall administer the Amended and Restated 2002 Share Plan. References to the Subcommittee below shall include any subsequent committee authorized by the Board to administer the Amended and Restated 2002 Share Plan.

        The Subcommittee is authorized, subject to the provisions of the Amended and Restated 2002 Share Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Amended and Restated 2002 Share Plan and to make such determinations and interpretations and to take such action in connection with the Amended and Restated 2002 Share Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Subcommittee's powers are the authority to select officers and other employees of the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Subcommittee also has the power to modify or waive restrictions on Benefits, to amend Benefits, to grant extensions and accelerations of Benefits or to cancel Benefits. The Subcommittee may determine the extent to which any Benefit under the Amended and Restated 2002 Share Plan is required to comply, or not comply with, Section 409A of the Code, relating to deferrals.

Eligibility for Participation

        Officers and employees of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the Amended and Restated 2002 Share Plan. The selection of participants from this group is within the discretion of the Subcommittee. The estimated number of officers and employees who are currently eligible to participate in the Amended and Restated 2002 Share Plan is 6,000. The estimated number of consultants who are eligible to participate in the Amended and Restated 2002 Share Plan is less than 100. Members of the Board of Directors of the Company who are non-employee directors are not eligible to participate in the Amended and Restated 2002 Share Plan.

Types of Benefits

        The Amended and Restated 2002 Share Plan provides for the grant of any or all of the following types of benefits (collectively, "Benefits"): (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units. Benefits may be granted singly, in combination, or in tandem as determined by the Subcommittee. Stock awards, performance awards and stock units may, as determined by the Subcommittee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

        Under the Amended and Restated 2002 Share Plan, the Subcommittee may grant awards in the form of options to purchase shares of Class A Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options. The Subcommittee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price will not be less than 100% of the fair market value of the Class A Common Stock (generally the closing price on the New York Stock Exchange) on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Subcommittee, by the delivery of shares of Class A Common Stock then owned by the participant, by the withholding of shares of Class A Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Subcommittee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Subcommittee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Amended and Restated 2002 Share Plan. In determining which methods a participant may utilize to pay the exercise price, the Subcommittee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period may be extended but not longer than one year after the participant's death. The exercise of any option which remains exercisable after termination of employment will be subject to satisfaction of the conditions precedent that the holder thereof neither (a) competes with or takes employment with or renders services to a competitor of the Company, its subsidiaries or affiliates without the consent of the Company nor (b) conducts himself or herself in a manner adversely affecting the Company.

Stock Appreciation Rights ("SARS")

        The Amended and Restated 2002 Share Plan authorizes the Subcommittee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Class A Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Class A Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Class A Common Stock on the date the right is granted, all as determined by the Subcommittee. SARs granted under the Amended and Restated 2002 Share Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Subcommittee shall impose from time to time.

Stock Awards

        The Subcommittee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without payments therefor. Stock Awards may be subject to such terms and conditions as the Subcommittee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards

        The Amended and Restated 2002 Share Plan allows for the grant of performance awards which may take the form of shares of Class A Common Stock or stock units, or any combination thereof. Such awards may, but need not, be Performance-Based Awards. Such awards will be contingent upon the attainment over a period to be determined by the Subcommittee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Subcommittee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Subcommittee. The participant may elect to defer, or the Subcommittee may require the deferral of, the receipt of performance awards upon such terms as the Subcommittee deems appropriate.

Stock Units

        The Subcommittee may, in its discretion, grant Stock Units to participants. Such Stock Units may, but need not, be Performance-Based Awards. A "Stock Unit" is a notional account representing one share of Class A Common Stock. The Subcommittee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the Amended and Restated 2002 Share Plan). Upon vesting of a Stock Unit, unless the Subcommittee has determined to defer payment with respect to such unit or a participant has elected, with the permission of the Subcommittee, to defer receipt of payment, shares of Class A Common Stock representing the Stock Units will be distributed to the participant (unless the Subcommittee, with the consent of the participant, provides for the payment of the Stock Units in cash, or partly in cash and partly in shares of Class A Common Stock, equal to the value of the shares of Class A Common Stock which would otherwise be distributed to the participant).

Performance-Based Awards

        Certain Benefits granted under the Amended and Restated 2002 Share Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Subcommittee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) gross margin and (xiv) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including among other things, restructurings, discontinued operations, changes in foreign currency exchange rates, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes. With respect to Performance-Based Awards, the Subcommittee shall establish in writing (x) the performance goals applicable to a given period, specifying by an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after one quarter of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, any participant for a given fiscal period until the Subcommittee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Other Terms

        The Amended and Restated 2002 Share Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Subcommittee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Except with respect to incentive stock options, the Subcommittee may permit a Benefit to be transferred by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such person.

        Upon the grant of any Benefit under the Amended and Restated 2002 Share Plan, the Subcommittee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Amended and Restated 2002 Share Plan. No Benefit may be granted more than ten years after the date the Amended and Restated 2002 Share Plan is approved by the stockholders of the Company (the vote for such approval is scheduled to take place on November 10, 2005). The Subcommittee reserves the right to amend, suspend or terminate the Amended and Restated 2002 Share Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any incentive stock options granted under the plan; (ii) increase the aggregate number of shares of Class A Common Stock that may be delivered through Stock Options under the plan; (iii) increase the maximum amount which can be paid to an individual participant under the plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the plan; (v) modify the requirements as to eligibility for participation in the plan; or (vi) allow for the repricing of Stock Options or SARs. The Subcommittee may amend the terms of any outstanding Benefit or any provision of the plan as the Subcommittee deems necessary to ensure compliance with Section 409A of the Code.

        The Amended and Restated 2002 Share Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure, distribution (other than normal cash dividends) to stockholders or any extraordinary dividend or distribution of cash or other assets to stockholders of the Company.

        In the event of a Change in Control (as defined below), the Subcommittee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, or such other actions provided in an agreement approved by the Board of Directors in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Subcommittee, in its discretion, shall determine. The Subcommittee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Subcommittee, in its discretion, shall determine. For purposes of the Amended and Restated 2002 Share Plan, a "Change in Control" of the Company will be deemed to have occurred upon any of the following events:

(i)
A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

(ii)
During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

(iii)
The Company's Class A Common Stock shall cease to be publicly traded; or

(iv)
The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

(v)
The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clauses (ii) or (iii) above, and such transaction shall have been consummated.

        Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control of the Company, and (B) any spin-off of a division or subsidiary of the Company to its stockholders shall not constitute a Change in Control of the Company.

        "Continuing Directors" means (x) the directors of the Company in office on the date on which stockholders approve the Amended and Restated 2002 Share Plan and (y) any successor to any such director and any additional director who after such date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

        The Subcommittee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Subcommittee as necessary to comply with applicable foreign laws. The Subcommittee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

Certain Federal Income Tax Consequences

        The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the Amended and Restated 2002 Share Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options

        Incentive stock options ("ISOs") granted under the Amended and Restated 2002 Share Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the Class A Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Class A Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period—thereby making a "disqualifying disposition"—the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering Class A Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Class A Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class A Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights

        Non-qualified stock options ("NSOs") granted under the Amended and Restated 2002 Share Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (the "Deferral Period")) for any individual who is an executive officer or director of the Company or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Class A Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Class A Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

        If the Subcommittee permits an individual to transfer an NSO to a member or members of the individual's immediate family or to a trust for the benefit of such persons or other entity owned by such persons and such individual makes such a transfer and such transfer constitutes a completed gift for gift tax purposes (which determination may depend on a variety of factors) then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual's $11,000 per donee annual exclusion, by his or her lifetime gift tax credit or by the marital deduction. The amount of the individual's gift is the value of the NSO at the time of the gift. If the transfer of the NSO constitutes a completed gift, the NSO generally will not be included in his or her gross estate for federal estate tax purposes. The transfer of the NSO will not cause the transferee to recognize taxable income at the time of the transfer. If the transferee exercises the NSO while the transferor is alive, the transferor will recognize ordinary income as described above as if the transferor had exercised the NSO. If the transferee exercises the NSO after the death of the transferor, it is uncertain which of the transferor's estate or the transferee will recognize ordinary income for federal income tax purposes.

Other Awards

        With respect to other Benefits under the Amended and Restated 2002 Share Plan that are settled either in cash or in shares of Class A Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Class A Common Stock received. With respect to Benefits under the Amended and Restated 2002 Share Plan that are settled in shares of Class A Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")—an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Class A Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Class A Common Stock or other property under the Amended and Restated 2002 Share Plan will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends and Dividend Equivalents

        To the extent Benefits under the Amended and Restated 2002 Share Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Amended and Restated 2002 Share Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents when such individual receives such dividends.

Change in Control

        In general, if the total amount of payments to an individual that are contingent upon a "change in ownership or control" of the Company (as defined in Section 280G of the Code), which could include payments under the Amended and Restated 2002 Share Plan that vest upon a Change in Control, equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation

        With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that stockholders in a separate vote have approved such compensation and certain other requirements are met. If the Amended and Restated 2002 Share Plan is approved by its stockholders, the Company believes that stock options, SARs and Performance-Based Awards granted under the Amended and Restated 2002 Share Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code provided that such grants are made by the Subcommittee, consisting solely of not less than two "outside directors" within the meaning of Section 162(m) of the Code.

Internal Revenue Code Section 409A

        Awards of NSO's, SAR's, or other Benefits under the Amended and Restated 2002 Share Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year that they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the Amended and Restated 2002 Share Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

Other Information

        The closing price of a share of Class A Common Stock on September 26, 2005 was $35.00 per share. Approval of the Amended and Restated 2002 Share Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the 2005 Annual Meeting of

Stockholders. If stockholders do not approve the Amended and Restated 2002 Share Plan, the Company will reconsider the alternatives available with respect to the compensation of officers and key employees of, and consultants to, the Company.

        As of September 27, 2005, options have been

granted to the following individuals or groups of individuals under the Fiscal 2002 Share Incentive Plan (since its inception in November 2001):

Name of Individual or Group (title)	Shares of Class A Common Stock Underlying Options (Granted since November 2001)
Leonard A. Lauder, Chairman of the Board	0
William P. Lauder, President and Chief Executive Officer	750,000
Daniel J. Brestle, Chief Operating Officer	400,000
Patrick Bousquet-Chavanne, Group President	350,000
Philip Shearer, Group President	350,000
Current Executive Officers (as a group)	3,065,000
Current Directors Who Are Not Executive Officers (as a group)	10,000
Each Nominee for Election as a Director	0
Aerin Lauder(1)	10,000
Jane Lauder(1)	5,000
All Current Employees and Officers (other than Executive Officers) (as a group)	7,269,000

(1)
Aerin Lauder and Jane Lauder are listed because they are "associates," as such term is defined by the Commission under Regulation 14A promulgated under the Exchange Act, of Leonard A. Lauder and Ronald S. Lauder, each of whom is a nominee for election as a director.

NEW PLAN BENEFITS
AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN

Name and Position	Number of Units (1)(2)
Leonard A Lauder, Chairman of the Board	0
William P. Lauder, President and Chief Executive Officer	300,000
Daniel J. Brestle, Chief Operating Officer	200,000
Patrick Bousquet-Chavanne, Group President	100,000
Philip Shearer, Group President	100,000
Executive Group (14 Persons)	1,150,000
Non-Executive Director Group	0
Non-Executive Officer Employee Group	210,000

(1)
Refers to number of shares of Class A Common Stock underlying options, performance or performance-based awards or other benefits that may be granted pursuant to existing arrangements. For a description of the arrangements with Mssrs. W. Lauder, D. Brestle, P. Bousquet-Chavanne and P. Shearer, see "Employment Agreements."

(2)
These units are not included in the preceding table.

        The Board recommends a vote FOR the proposal to approve Amended and Restated Fiscal 2002 Share Incentive Plan. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 3)

        The Audit Committee of the Board of Directors of the Company has appointed the firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 2006, subject to ratification of this appointment by the stockholders of the Company. KPMG LLP was first appointed in April 2002. KPMG LLP audited the Company's financial statements at, and for the year ended, June 30 of each year since the initial appointment. KPMG LLP also audited management's assessment of internal control over financial reporting as of June 30, 2005 and provided an opinion as to the effectiveness of the Company's internal control over financial reporting as of that date. KPMG LLP is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

        For the fiscal year ended June 30, 2005 and 2004, the Company paid (or will pay) the following fees to KPMG LLP (and its affiliates) for services rendered during the year or for the audit in respect of those years:

Fee Type	Fiscal 2005	Fiscal 2004
	(in thousands)
Audit Fees(1)	$6,833	$3,407
Audit-Related Fees(2)	145	428
Tax Fees(3)	752	1,048
All Other Fees	—	—

Total	$7,730	$4,883

(1)
Fees paid for professional services rendered in connection with the audit of the annual financial statements, audit of management's assessment of internal control over financial reporting and related opinion, statutory audits of international subsidiaries and review of the quarterly financial statements for each fiscal year. For fiscal 2004, the fees relating to the audit of management's assessment of internal control only involved the initial stages of work which preceded the delay in the effective date of the assessment and attestation requirements.

(2)
Represents fees paid for professional services rendered in connection with the audits of the Company's employee benefit plans, contractual audits, due diligence and post-acquisition audit work.

(3)
Represents fees paid for tax compliance, tax planning and related tax services. Fees associated with tax compliance services were $746,000 in fiscal 2005 and $517,000 in fiscal 2004.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence. In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by KPMG LLP. The policy requires that all services KPMG LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Chairman of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of KPMG provided such engagement will amount to fees of less than an aggregate of $50,000 per fiscal quarter and such engagement is reported to the Chairman of the Committee and reported to and ratified by the Committee at its next meeting. All audit and non-audit services described herein were approved pursuant to this policy for fiscal 2005, and none of the services were approved by the Audit Committee pursuant to a waiver of pre-approval, as contemplated by Regulation S-X Rule 2-01(c)(7)(i)(C).

        One or more representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment.

        The Board recommends a vote FOR the proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2006. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

Proxy Procedure and Expenses of Solicitation

        The Company will hold the votes of all stockholders in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

        All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

        Solicitation may be undertaken by mail, telephone, electronic means and personal contact by directors, officers and employees of the Company without additional compensation.

Stockholder Proposals and Direct Nominations

        If a stockholder intends to present a proposal for action at the 2006 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by May 25, 2006. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

        The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination.

        In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2006 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

        Proposals and nominations should be addressed to Sara E. Moss, Executive Vice President, General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

Other Information

        Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.

                      SARA E. MOSS
                       Executive Vice President,
                      General Counsel and Secretary

                      New York, New York
                      September 27, 2005

The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2005, which includes financial statements, is being mailed to stockholders of the Company together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitations of proxies.

APPENDIX A

THE ESTÉE LAUDER COMPANIES INC.
AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN

1.    Purpose.    The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain, motivate and reward highly competent people as officers and key employees of, and consultants to, The Estée Lauder Companies Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's officers, key employees and consultants to those of its other stockholders.

2.    Administration.

        (a)   The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee or the Stock Plan Subcommittee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable, including the right to establish the terms and conditions of Benefits, to accelerate the vesting or exercisability of Benefits and to cancel Benefits. The Committee may determine the extent to which any Benefit under the Plan is required to comply, or not comply, with Section 409A of the Code. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

        (b)   The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3.    Participants.    Participants will consist of such officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4.    Type of Benefits.    Benefits under the Plan may be granted in any one or a combination of the following (collectively, "Benefits"): (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve (each a "Benefit Agreement"); provided, however, that in the event of any conflict between the provisions of the Plan and any Benefit Agreement, the provisions of the Plan shall prevail.

5.    Common Stock Available Under the Plan.

        (a)   Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Class A Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to the sum of: (i) 22,000,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares; and (ii) up to 10,000,000 shares of Class A Common Stock that are represented by awards granted or to be granted under any prior plan of the Company or under any employment agreement with the Company, which are forfeited, expire or are cancelled without the delivery of shares of Class A Common Stock or which result in the forfeiture of shares of Class A Common Stock back to the Company. Any shares of Class A Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Class A Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of Class A Common Stock with respect to which Benefits (including the maximum number of shares of Class A Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan.

        (b)   If any Stock Option is exercised by tendering shares of Class A Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a Stock Option under this Plan or any prior plan of the Company, only the number of shares of Class A Common Stock issued net of the shares of Class A Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan. Further, shares of Class A Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Class A Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is as a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Class A Common Stock subject to Benefits but shall not apply for purposes of determining (x) the maximum number of shares of Class A Common Stock with respect to which Benefits (including the maximum number of shares of Class A Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Class A Common Stock that may be delivered through Stock Options under the Plan.

        (c)   Subject to any adjustments made in accordance with Section 13 hereof, the following additional aggregate and individual maximums are imposed under the Plan. The aggregate number of shares of Class A Common Stock that may be delivered through Stock Options shall be the lesser of (i) 32,000,000 and (ii) the maximum number of shares of Class A Common Stock that may be delivered under the Plan, as specified in Section 5(a) hereof. The number of shares of Class A Common Stock with respect to which Benefits may be granted to an individual participant under the Plan in any fiscal year of the Company shall not exceed 2,000,000.

6.    Stock Options.    Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Class A Common Stock at set terms. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options"), or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          (a)   Exercise Price.    Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Class A Common Stock on the date the Stock Option is granted.

          (b)   Payment of Exercise Price.    The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Class A Common Stock of the Company then owned by the participant, by the withholding of shares of Class A Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment also may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

          (c)   Exercise Period.    Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no longer than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in the Benefit Agreement relating to the option grant.

          (d)   Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Class A Common Stock with respect to which

  Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Class A Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, that Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Class A Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

          (e)   Post-Employment Exercises.    The exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

7.    Stock Appreciation Rights.

        (a)   The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right is a right to receive a payment in cash, Class A Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Class A Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Class A Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the Fair Market Value designated in the Benefit Agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

        (b)   Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no longer than one year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right.

        (c)   The exercise of any Stock Appreciation Right after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

8.    Stock Awards.    The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines to be appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Class A Common Stock covered by a Stock Award. The Committee also may require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.    Performance Awards.

        (a)   Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Class A Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon Company-wide, divisional and/or individual performance, or other factors as determined by the Committee.

        (b)   With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

        (c)   Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10.    Stock Units.

        (a)   The Committee may, in its discretion, grant Stock Units to participants hereunder. A "Stock Unit" means a notional account representing one share of Class A Common Stock. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide for payment in shares of Class A Common Stock at such time as the Benefit Agreement shall specify. Shares of Class A Common Stock issued pursuant to this Section 10 may be issued with or without payments or other consideration therefor, as may be required by applicable law or as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Class A Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

        (b)   Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, Class A Common Stock shall be distributed to the participant in respect of the Stock Units unless the Committee, with the consent of the participant, provides for the payment of the Stock Unit in cash or partly in cash and partly in shares of Class A Common Stock equal to the value of the shares of Class A Common Stock which would otherwise be distributed to the participant.

        (c)   The Committee may permit a participant to elect not to receive Class A Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Class A Common Stock pursuant to the agreement of deferral.

11.    Performance-Based Awards.    Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exception to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) gross margin; and (xiv) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including, among other things, restructurings, discontinued operations, changes in foreign currency exchange rates, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period specifying in terms of an objective formula or standard the method for computing the amount of compensation payable to the participant if such performance goals are achieved and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after one-quarter of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, and unless restricted by the applicable Benefit Agreement, the Committee may reduce or eliminate the number of shares of Class A Common Stock or cash granted or the number of shares of Class A Common Stock vested upon the attainment of such performance goal.

12.    Foreign Laws.    The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions which the Committee determines to be necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.    Adjustment Provisions; Change in Control.

        (a)   If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Class A Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments also may be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods (except that Benefits intended to constitute Performance-Based Awards shall only be adjusted to the extent permitted under Section 11 hereof). In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

        (b)   Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this Section 13(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

            (i)  A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

           (ii)  During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

          (iii)  The Company's Class A Common Stock shall cease to be publicly traded; or

          (iv)  The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

           (v)  The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13(b)(ii) or (iii) above, and such transaction shall have been consummated.

  Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control of the Company, and (B) any spin-off of a division or subsidiary of the Company to its stockholders shall not constitute a Change in Control of the Company.

  For purposes of this Section 13(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

14.    Nontransferability.    Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15.    Other Provisions.    The award of any Benefit under the Plan also may be subject to such other provisions (whether or not applicable to a Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Class A Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, for the forfeiture of, or restrictions on resale or other disposition of, Class A Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change of control (whether or not a Change in Control) of the Company, for the payment of the value of Benefits to participants in the event of a change of control (whether or not a Change in Control) of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. The award of any Benefit under the Plan shall be subject to the receipt of the Company of consideration required under applicable state law.

16.    Fair Market Value.    For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradeable on a national securities exchange or other market system, and if the Class A Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Class A Common Stock.

17.    Withholding.    All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax-withholding requirements at the minimum statutory withholding rates. Notwithstanding the foregoing, if the Company proposes or is required to distribute Class A Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax-withholding requirements prior to the delivery of any certificates for such Class A Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Class A Common Stock by electing to have the Company withhold shares of Class A Common Stock having a Fair Market Value equal to the amount of tax to be withheld at the minimum statutory withholding rates.

18.    Tenure.    A participant's right, if any, to continued employment with the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

19.    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

20.    No Fractional Shares.    No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.    Duration, Amendment and Termination.    No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (a) disqualify any Incentive Stock Options granted under the Plan; (b) increase the aggregate number of shares of Class A Common Stock that may be delivered through Stock Options under the Plan; (c) increase the maximum amount which can be paid to an individual participant under the Plan as set forth in the third sentence of Section 5(c) hereof; (d) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; (e) modify the requirements as to eligibility for participation in the Plan or (f) allow for the repricing of Stock Options or Stock Appreciation Rights. Notwithstanding anything to the contrary contained herein, the Committee may amend the terms of any outstanding Benefit or any provision of the Plan as the Committee deems necessary to ensure compliance with Section 409A of the Code.

22.    Governing Law.    This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

23.    Effective Date.    The Plan shall be effective on the date it is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company (the "Effective Date").

This proxy when properly executed, will be voted as directed herein. If no direction is given, this proxy	Please
will be voted in accordance with the recommendations of the Company’s Board of Directors	Mark Here	☐
“FOR” all nominees in Item 1 and “FOR” Items 2 and 3.	for Address
Change or
Comments
SEE REVERSE SIDE

Item 1 -	Election of four (4) Class III Directors:
	01 Charlene Barshefsky, 02 Leonard A. Lauder,					FOR	AGAINST	ABSTAIN
	03 Ronald S. Lauder, 04 Marshall Rose		Item 2 - Approval of Amended and Restated Fiscal 2002 Share Incentive Plan.			☐	☐	☐
	FOR ALL NOMINEES	WITHHOLD AUTHORITY
	with exceptions noted	FOR ALL NOMINEES				FOR	AGAINST	ABSTAIN
			Item 3 - Ratification of appointment of KPMG LLP as independent auditors for the 2006 fiscal year.			☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Withheld for the following only:
(Write the name(s) of the Nominee(s) in the space below)

			I plan to attend the	☐
Annual Meeting

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

					Dated:			, 2005

SIGNATURE(S) OF STOCKHOLDER(S)

TITLE:

SIGNATURE(S) OF STOCKHOLDER(S)

TITLE:

  FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/el		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card
Have your proxy card in hand when		vote your proxy. Have your proxy		and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.elcompanies.com

THE ESTÉE LAUDER COMPANIES INC.

PROXY	CLASS A COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints William P. Lauder, Sara E. Moss and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 10, 2005, at The Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE

NOTICE: IF YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING,

PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.

AN ADMISSION TICKET WILL BE MAILED TO YOU.

NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

The Estée Lauder Companies Inc.
Annual Meeting of Stockholders
November 10, 2005, 10:00 a.m. (local time)
The Essex House
Grand Salon
160 Central Park South
New York, New York

This proxy when properly executed, will be voted as directed herein. If no direction is given, this proxy	Please
will be voted in accordance with the recommendations of the Company’s Board of Directors	Mark Here	☐
“FOR” all nominees in Item 1 and “FOR” Items 2 and 3.	for Address
Change or
Comments
SEE REVERSE SIDE

Item 1 -	Election of four (4) Class III Directors:
	01 Charlene Barshefsky, 02 Leonard A. Lauder,					FOR	AGAINST	ABSTAIN
	03 Ronald S. Lauder, 04 Marshall Rose		Item 2 - Approval of Amended and Restated Fiscal 2002 Share Incentive Plan.			☐	☐	☐
	FOR ALL NOMINEES	WITHHOLD AUTHORITY
	with exceptions noted	FOR ALL NOMINEES				FOR	AGAINST	ABSTAIN
			Item 3 - Ratification of appointment of KPMG LLP as independent auditors for the 2006 fiscal year.			☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Withheld for the following only:
(Write the name(s) of the Nominee(s) in the space below)

			I plan to attend the	☐
Annual Meeting

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

					Dated:			, 2005

SIGNATURE(S) OF STOCKHOLDER(S)

TITLE:

SIGNATURE(S) OF STOCKHOLDER(S)

TITLE:

  FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/el		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card
Have your proxy card in hand when		vote your proxy. Have your proxy		and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.elcompanies.com

THE ESTÉE LAUDER COMPANIES INC.

PROXY	CLASS B COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints William P. Lauder, Sara E. Moss and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estée Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 10, 2005, at The Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE

NOTICE: IF YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING,

PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.

AN ADMISSION TICKET WILL BE MAILED TO YOU.

NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

The Estée Lauder Companies Inc.
Annual Meeting of Stockholders
November 10, 2005, 10:00 a.m. (local time)
The Essex House
Grand Salon
160 Central Park South
New York, New York

QuickLinks

THE ESTÉE LAUDER COMPANIES INC. 767 Fifth Avenue New York, New York 10153 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 10, 2005
ELECTION OF DIRECTORS (Item 1)
Summary Compensation Table
Option Grants in Fiscal 2005
Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Options
APPROVAL OF THE ESTÉE LAUDER COMPANIES INC. AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN (ITEM 2)
NEW PLAN BENEFITS AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 3)
THE ESTÉE LAUDER COMPANIES INC. AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN